SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement                [ ] Confidential, for Use of the
[ ] Definitive Additional Materials               Commission Only (as permitted)
[ ] Soliciting Material Pursuant to               by Rule 14a-6(e)(2)
    Rule 14a-11(c) or Rule 14a-12


                              HOMEFED CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Not applicable
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies: Not applicable.
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:  Not applicable.
        ------------------------------------------------------------------------
    (5) Total Fee Paid:  Not applicable.
        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:  Not applicable.
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:  Not applicable.
        ------------------------------------------------------------------------
    (3) Filing Party:  Not applicable.
        ------------------------------------------------------------------------
    (4) Date Filed:  Not applicable.
        ------------------------------------------------------------------------

NY2:\1046850\07\MFR607!.DOC\64909.0001

                               HOMEFED CORPORATION

                                1903 Wright Place
                                    Suite 220
                           Carlsbad, California 92008
                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held July 10, 2001
                            ------------------------

                                                                   June 20, 2001

To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of HomeFed Corporation (the "Company") to be held on July 10, 2001, at 1:30 p.m., at Grand Pacific Palisades Resort and Hotel, 5805 Armada Drive, Carlsbad, California 92008, the Grand Ballroom:

         1. To elect six Directors.

         2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 2001.

         3. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

         We will be giving a tour of our San Elijo Hills project, including the Visitor Center, for interested Stockholders. The tour will begin at 10:30 a.m. on the morning of the Annual Meeting and will last approximately two hours. If you would like to take this tour, please call Hale Yahyapour at (760) 798-1765, before July 2, 2001 to reserve a place on the tour for you and one invited guest. The tour will depart from the Grand Pacific Palisades Resort and Hotel. For directions to the hotel, please call Hale Yahyapour at (760) 798-1765.

         Only holders of record of the Company's common stock at the close of business on June 18, 2001 will be entitled to notice of and to vote at the Meeting. Please vote your shares, either (i) by signing, dating and mailing the enclosed proxy card in the accompanying postage prepaid envelope, (ii) by telephone using the toll-free telephone number printed on the proxy card, or
(iii) by voting on the Internet, using the instructions printed on the proxy card. This will assure that your shares are represented at the Meeting.

                                     By Order of the Board of Directors.

                                              CORINNE A. MAKI
                                                 Secretary

                               HOMEFED CORPORATION

                                1903 Wright Place
                                    Suite 220
                           Carlsbad, California 92008
                             -----------------------

                                 PROXY STATEMENT
                             -----------------------

                         Annual Meeting of Stockholders
                             -----------------------
                                                                   June 20, 2001

         This Proxy Statement is being furnished to the Stockholders (the "Stockholders") of HomeFed Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on July 10, 2001 and at any adjournments thereof.

         At the Meeting, Stockholders will be asked:

         1. To elect six Directors;

         2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 2001; and

         3. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

         The Board of Directors has fixed the close of business on June 18, 2001 as the record date (the "Record Date") for the determination of the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to notice of and to vote at the Meeting. Each such Stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope or, as indicated on the proxy card, by voting on the Internet or by voting by telephone. At the close of business on June 18, 2001, there were 56,807,826 shares of Common Stock entitled to vote.

         This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Stock on or about June 20, 2001.

                                   THE MEETING

Date, Time and Place

         The Meeting will be held on July 10, 2001, at 1:30 p.m., local time, at Grand Pacific Palisades Resort and Hotel, 5805 Armada Drive, Carlsbad, California 92008, the Grand Ballroom.

Matters to Be Considered

         At the Meeting, Stockholders will be asked to consider and vote to elect six Directors and to ratify the selection of independent auditors. See "ELECTION OF DIRECTORS" and "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS." The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

         Stockholders as of the Record Date (i.e., the close of business on June 18, 2001) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 56,807,826 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

Required Votes

         Election of Directors. Under Delaware law, the affirmative vote of the holders of a plurality of the Common Stock present and entitled to vote on the election of Directors at the Meeting is required to elect each Director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. For purposes of the election of Directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted toward the presence of a quorum.

         Other Matters. The ratification of the selection of PricewaterhouseCoopers LLP as independent auditors is being submitted to Stockholders because the Board of Directors believes that such action follows sound corporate practice and is in the best interests of the Stockholders. If the Stockholders do not ratify the selection by the affirmative vote of the holders of a majority of the Common Stock present and entitled to vote on the matter, the selection of independent auditors will be reconsidered by the Board. If the Stockholders ratify the selection, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such a change would be in the best interests of the Company and its Stockholders. Broker non-votes are not counted in determining the stock entitled to vote on the matter in connection with the ratification of auditors, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. Abstentions are counted as shares "entitled to vote" at the Meeting in determining the presence of a quorum and have the effect of a vote "against" any matter as to which they are specified.

         Joseph S. Steinberg, Chairman of the Board of Directors, beneficially owns 7,197,630 shares of Common Stock or approximately 12.7% of the Common Stock outstanding at the Record Date; and two trusts for the benefit of Mr. Steinberg's children (the "Steinberg Children Trusts") beneficially own 893,258 shares of Common Stock or approximately 1.6% of the Common Stock outstanding at the Record Date. Mr. Steinberg disclaims beneficial ownership of the Common Stock held by the Steinberg Children Trusts. Ian M. Cumming, a Director, beneficially owns 7,847,859 shares of Common Stock or approximately 13.8% of the Common Stock outstanding at the Record Date. The Cumming Foundation and the Joseph S. and Diane H. Steinberg 1992 Charitable Trust, private charitable foundations independently established by Messrs. Cumming and Steinberg, respectively, beneficially own 73,297 shares of Common Stock or approximately

0.1% and 23,815 (less than 0.1%) of the Common Stock outstanding at the Record Date, respectively. Mr. Cumming and Mr. Steinberg each disclaims beneficial ownership of the Common Stock held by their respective private charitable foundations. Messrs. Cumming and Steinberg have advised the Company that they intend to cause all Common Stock that they beneficially own and all Common Stock beneficially owned by their charitable foundations to be voted in favor of each nominee named herein and in favor of ratification of the selection of independent auditors. In addition to Messrs. Cumming and Steinberg, all other Directors and officers of the Company beneficially own 0.8% of the Common Stock outstanding at the Record Date.

Voting and Revocation of Proxies

         Stockholders are requested to vote by proxy in one of three ways:

         o        Use the toll-free telephone number shown on your proxy card;

         o Visit the Internet website at www.voteproxy.com and follow the on-screen instructions; or

         o Mail, date, sign and promptly return your proxy card in the enclosed postage prepaid envelope.

         Shares of Common Stock represented by properly executed proxies received by the Company or voted by telephone or via the Internet, which are not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted for election of each nominee for director named herein and for ratification of the selection of independent auditors.

         Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate Stockholder identities, to allow Stockholders to give voting instructions and to confirm that Stockholders' instructions have been recorded properly. A Control Number, located on the proxy card, will identify Stockholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the Stockholder. If you do vote by Internet or telephone, it will not be necessary to return your proxy card.

         If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

         If a Stockholder neither returns a signed proxy card, votes by the Internet or by telephone, nor attends the Meeting and votes in person, his or her shares will not be voted.

         Any proxy signed and returned by a Stockholder or voted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, at the address of the Company set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Proxy Solicitation

         The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, Directors, officers and regular employees of the Company may solicit proxies from Stockholders by telephone, telegram, personal interview or otherwise. Such Directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

Independent Auditors

         The Company has been advised that representatives of PricewaterhouseCoopers LLP, the Company's independent auditors for 2000, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                              ELECTION OF DIRECTORS

         At the Meeting, six Directors are to be elected to serve until the next Meeting or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote for the six nominees named by the Board of Directors and listed on the following table. The Board of Directors does not expect that any of the nominees will be unavailable for election as a Director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is as of June 18, 2001.

Patrick D. Bienvenue......................      Mr. Bienvenue, 46, has served as a director of the Company since
                                                August 1998.  Since January 1996, Mr. Bienvenue has served in a variety of executive capacities with real estate related
                                                subsidiaries of Leucadia National Corporation (together with its subsidiaries, "Leucadia").

Paul J. Borden............................      Mr. Borden, 52,  has served as a director and President of the
                                                Company since May 1998.  From August 1988 through October 2000, Mr.
                                                Borden was a Vice President of Leucadia, responsible for overseeing many of Leucadia's real estate investments.

Timothy M. Considine......................      Mr. Considine, 60,  has served as a director of the Company since
                                                January 1992, serving as Chairman of the Board from 1992 to December
                                                1999, and has been Managing Partner of Considine and Considine, an accounting firm in San Diego, California, since 1969.

Ian M. Cumming............................      Mr. Cumming, 60,  has served as a director of the Company since May
                                                1999 and has been a director and Chairman of the Board of Leucadia since June 1978.  He is also a director of Allcity Insurance Company
                                                ("Allcity"), a property and casualty insurer, and MK Gold Company
                                                ("MK Gold"), an international mining company, each of which is a consolidated subsidiary of Leucadia, and Skywest, Inc., a Utah-based regional air carrier.

Michael A. Lobatz.........................      Dr. Lobatz, 52, has served as a director of the Company since
                                                February 1995 and has been a practicing physician in San Diego,
                                                California since 1981.



                                        4

Joseph S. Steinberg.......................      Mr. Steinberg, 57, has served as a director of the Company since
                                                August 1998 and as Chairman of the Board since December 1999.  Mr.
                                                Steinberg has been President of Leucadia since January 1979 and a director of Leucadia since December 1978.  He is also Chairman of the Board of Allcity, and a director of MK Gold and Jordan
                                                Industries, Inc., a company which owns and manages manufacturing companies and is approximately 10% owned by Leucadia.

         The Board of Directors recommends a vote FOR the above-named nominees.


                             INFORMATION CONCERNING
                   THE BOARD OF DIRECTORS AND BOARD COMMITTEES

Meetings and Committees

         During 2000, the Board of Directors held three meetings and took action by unanimous written consent on six other occasions.

         The Board of Directors has a standing Audit Committee. The functions of the Audit Committee are to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including selecting the Company's governmental or regulatory bodies, the public or other users, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements. During 2000, the Chairman of the Audit Committee met once with the Company's management and outside auditors, and the Audit Committee as a whole met with management and the outside auditors three times. The Board of Directors adopted a charter for the Audit Committee on March 8, 2000, which is attached as Annex A to this Proxy Statement. The Audit Committee was formed in March 2000 and consists of Mr. Considine (Chairman) and Dr. Lobatz. All members of the Audit Committee are "independent" as defined under the New York Stock Exchange, Inc.'s listing standards. See "Audit Committee Report" below. The information contained in this Proxy Statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

         During 2000, all Directors attended at least 75% of the meetings of the Board, other than Patrick D. Bienvenue, who attended two of the three meetings.

                  PRESENT BENEFICIAL OWNERSHIP OF COMMON STOCK

         Set forth below is certain information as of June 18, 2001 with respect to the beneficial ownership determined in accordance with Rule 13d-3 under the Securities Exchange act of 1934, as amended, of Common Stock by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock (the Company's only class of voting securities),
(ii) each Director, (iii) the current executive officers named in the Summary Compensation Table under "Executive Compensation," (iv) the Steinberg Children Trusts and private charitable foundations established by Mr. Cumming and Mr. Steinberg and (v) all executive officers and Directors of the Company as a group.

                                             Number of Shares
Name and Address                              and Nature of          Percent
of Beneficial Owner                        Beneficial Ownership     of Class
-------------------                        --------------------     --------

Patrick D. Bienvenue.....................       10,250  (a)              *
Paul J. Borden...........................       26,033  (b)              *
Timothy M. Considine.....................       15,109  (c)              *
Ian M. Cumming...........................    7,847,859  (d)(e)         13.8%
R. Randy Goodson.........................      134,500  (f)              .2%
Michael A. Lobatz........................       10,250  (a)              *
Curt R. Noland...........................       30,000  (g)              *
Erin N. Ruhe.............................       30,000  (g)              *
Joseph S. Steinberg......................    7,197,630  (e)(h)         12.7%
The Steinberg Children Trusts............      893,258  (i)             1.6%
Cumming Foundation.......................       73,297  (j)              .1%
The Joseph S. and Diane H. Steinberg
     1992 Charitable Trust...............       23,815  (k)              *
All Directors and executive officers
   as a group (11 persons)...............    15,540,975 (l)            27.3%

-------------------
* Less than .1%.

(a) Includes 250 shares that may be acquired upon the exercise of stock options.

(b) Includes 10,250 shares that may be acquired upon the exercise of stock options.

(c) Includes (i) 4,859 shares held by the Considine and Considine Retirement Plan and (ii) 250 shares that may be acquired upon the exercise of stock options. Mr. Considine is the Managing Partner of Considine and Considine, an accounting firm in San Diego, California.

(d) Includes (i) 211,319 shares of Common Stock (.4%) beneficially owned by Mr. Cumming's wife (directly and through trusts for the benefit of Mr. Cumming's children of which Mr. Cumming's wife is trustee) as to which Mr. Cumming may be deemed to be the beneficial owner and (ii) 250 shares that may be acquired upon the exercise of stock options.

(e) Messrs. Cumming and Steinberg have an oral agreement pursuant to which they will consult with each other as to the election of a mutually acceptable Board of Directors of the Company. The business address for Messrs. Cumming and Steinberg is c/o Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010.

(f) Includes 3,250 shares that may be acquired upon the exercise of stock options. Does not include stock options as to which performance criteria have not been met.

(g) Includes 5,000 shares that may be acquired upon the exercise of stock options.

(h) Includes (i) 34,861 shares of Common Stock (less than .1%) beneficially owned by Mr. Steinberg's wife as to which Mr. Steinberg may be deemed to be the beneficial owner and (ii) 250 shares that may be acquired upon the exercise of stock options.

(i) Mr. Steinberg disclaims beneficial ownership of the Common Stock held by the Steinberg Children Trusts.

(j) Mr. Cumming is a trustee and President of the foundation and disclaims beneficial ownership of the Common Stock held by the foundation.

(k) Mr. Steinberg and his wife are trustees of the trust. Mr. Steinberg disclaims beneficial ownership of the Common Stock held by the trust.

(l) Includes 28,500 shares that may be acquired by directors and executive officers, as a group, upon the exercise of stock options. Does not include stock options as to which performance criteria have not been met.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

         Set forth below is certain information with respect to the cash compensation paid by the Company for services in all capacities to the Company and its subsidiaries during the years ended 2000, 1999 and 1998 to (i) the Company's President and chief executive officer, Paul J. Borden, and (ii) the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during these periods.

                                                                              Long-Term
                                      Annual Compensation                   Compensation
                                  ------------------------------------------------------------
                                                                       Restricted     Options
Name and Principal                                                       Stock         (# of
    Position                 Year          Salary           Bonus      Awards (3)      shares)
------------------           ----          ------           -----      ----------      -------
Paul J. Borden,              2000          $37,151 (1)    $344,027       $7,500        51,000
President                    1999            --    (1)       --            --            --
                             1998            --    (1)       --            --            --

Curt R. Noland,              2000         $105,024        $103,150      $18,750        25,000
Vice President               1999          100,000         103,000         --            --
                             1998           23,846          53,000         --            --

Erin N. Ruhe,                2000          $65,016         $61,950      $18,750        25,000
Vice President and           1999           60,000          51,800         --            --
Controller                   1998            --              --            --            --

R. Randy Goodson,            2000         $131,558 (2)      $4,050      $12,188       666,250
Vice President               1999            --              --            --            --
                             1998            --              --            --            --

-------------------

(1) From January 1, 1998 through October 22, 2000, Mr. Borden was a Vice President of Leucadia and received compensation only from Leucadia. Pursuant to the Administrative Services Agreement between Leucadia Financial Corporation, a subsidiary of Leucadia ("Leucadia Financial"), and the Company, $200,000, $240,000 and $80,000 of the fees paid by the Company to Leucadia for services rendered in 2000, 1999 and 1998, respectively are attributable to Mr. Borden's services. These amounts are not reflected in the foregoing table. See "Certain Relationships and Related Transactions" for a description of the administrative services agreement. Included for 2000 are $12,000 in directors fees Mr. Borden received from the Company.

(2) Represents salary paid by the Company from April 1, 2000, the date Mr. Goodson became an employee of the Company. This amount does not include amounts paid by the Company to a consulting firm, of which Mr. Goodson was a principal, that provided consulting services to the Company prior to Mr. Goodson's employment with the Company.

(3) Represents restricted stock, at fair market value of $.75 per share as of the date granted under the Company's 1999 Stock Incentive Plan.

                              Option Grants in 2000

         The following table shows all grants of options to the named executive officers of the Company in 2000.

                                                                                  Potential Realizable Value
                                                                                  At Assumed Annual Rates of
                                                                                   Stock Price Appreciation
                                                 Individual Grants                   for Option Term (4)
                         ------------------------------------------------------------------------------------
                          Securities     % of Total
                          Underlying       Options
                            Options      Granted to    Exercise
                            Granted     Employees in     Price      Expiration
Name                     (# of shares)      2000       ($/share)       Date       0%($)      5%($)     10%($)
----                     -------------      ----       ---------       ----       -----      -----     ------
Paul J. Borden              50,000 (1)        4.3%        $.75       3/7/06        --      $12,800    $28,900
                             1,000 (2)        *             .70    7/12/05         --          200        400
Curt R. Noland              25,000 (1)       2.2            .75      3/7/06        --        6,400     14,500
Erin N. Ruhe                25,000 (1)       2.2            .75      3/7/06        --        6,400     14,500
R. Randy Goodson            16,250 (1)       1.4            .75      3/7/06        --        4,100      9,400
                           650,000 (3)        56.2          .61    4/27/06 (3)     --      134,900    305,900

-------------------

* Less than .1%.

(1) The options were granted pursuant to the Company's 1999 Stock Incentive Plan at an exercise price equal to the fair market value of the shares of Common Stock on the date of grant. Options became exercisable at the rate of 20% per year commencing one year after the date of grant. The grant date of the options is March 8, 2000.

(2) The options were granted pursuant to the Company's 1999 Stock Incentive Plan to all Directors of the Company at an exercise price equal to the fair market value of the shares of Common Stock on the date of grant. The grant date of the options is July 12, 2000. These options become exercisable at the rate of 25% per year commencing one year after the date of grant.

(3) The options were granted, subject to stockholder approval, on April 27, 2000 pursuant to the Company's 2000 Stock Incentive Plan at an exercise price equal to the fair market value of the share of Common Stock on the date of grant. These options vest over a four year period beginning on July 12, 2000 (the date of stockholder approval ). These options expire on April 27, 2006 pursuant to their terms if certain performance goals to be determined by the Board of Directors have not been met within three years from the date of grant. If the performance criteria have not been satisfied with respect to all options prior to that date, any unexercised options with respect to which the performance criteria have not been met will terminate and any shares of Common Stock issued pursuant to options with respect to which the performance criteria have not been met will be forfeited.

(4) The potential realizable values represent future opportunity and have not been reduced to reflect the time value of money. The amounts shown under these columns are the result of calculations at the 0% and at the 5% and 10% rates required by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the shares of Common Stock and are not necessarily indicative of the values that may be realized by the named executive officers.

                     Aggregate Option Exercises in 2000 and
                         Option Values at Year End 2000

         The following table provides information as to options exercised by each of the named executives in 2000 and the value of options held by such executives at year end measured in terms of the last reported sale price for the Common Shares on December 29, the last day of trading for the fiscal year ended December 31, 2000, $.85.

                                                                                              Value of
                                                                                            Unexercised
                                                                Number of Unexercised       In-the-Money
                                                                      Options at             Options at
                                                                  December 31, 2000      December 31, 2000
                                                                  -----------------      -----------------
                          Number of shares
                         Underlying Options                          Exercisable/           Exercisable/
Name                         Exercised          Value Realized      Unexercisable          Unexercisable
----                         ---------          --------------      -------------          -------------
Paul J. Borden                   --                  --                0/51,000              $0/$5,100
Curt R. Noland                   --                  --                0/25,000              $0/$2,500
Erin N. Ruhe                     --                  --                0/25,000              $0/$2,500
R. Randy Goodson                 --                  --               0/666,250            $0/$157,625

                            Compensation of Directors

         In 2000, each Director of the Company received a retainer of $12,000 for serving on the Board of Directors. In addition, under the terms of the Company's 1999 Stock Incentive Plan, each Director is automatically granted non-qualified options to purchase 1,000 shares on the date on which the annual meeting of stockholders of the Company is held each year. The purchase price of the shares covered by such non-qualified options is the fair market value of such shares on the date of grant.

                 Certain Relationships And Related Transactions

         In 1999, Leucadia completed the distribution of the Company Common Stock to shareholders of Leucadia. As a result, Joseph S. Steinberg, Chairman of the Board of the Company, and Ian M. Cumming, a director of the Company, together with their respective family members (excluding trusts for the benefit of Mr. Steinberg's children) beneficially own approximately 12.7% and 13.8% respectively, of the outstanding Common Stock. Mr. Steinberg is also President and a director of Leucadia and Mr. Cumming is Chairman of the Board of Leucadia. At June 18, 2001, Mr. Steinberg and Mr. Cumming beneficially owned (together with their respective family members but excluding trusts for the benefit of Mr. Steinberg's children) approximately 16.7% and 18.2%, respectively, of Leucadia's outstanding common shares. See "Present Beneficial Ownership of Common Stock" for information concerning the securities ownership of Messrs. Steinberg and Cumming and their respective families.

         Set forth below is information concerning agreements or relationships between the Company and Leucadia and its subsidiaries.

San Elijo Hills Development Agreement

         In August 1998, upon approval of the Board of Directors, with all Leucadia-affiliated members of the Board not voting, the Company entered into a development management agreement with an indirect subsidiary of Leucadia to become development manager of San Elijo Hills, which will be a master planned community in San Diego County, California, of approximately 3,400 homes and apartments as well as commercial properties. As development manager, the Company is responsible for the overall management of the project, including, among other things, preserving existing entitlements and obtaining any additional entitlements required for the project, arranging financing for the project, coordinating marketing and sales activity, and acting as the construction manager. The development management agreement provides that the Company will receive certain fees in connection with the project. These fees consist of marketing, field overhead and management service fees, which are based on a fixed percentage of gross revenues of the project, less certain expenses allocated to the project, and are expected to cover the Company's cost of providing these services. The Company also receives co-op marketing and advertising fees, which are paid at the time builders sell homes, are generally based upon a fixed percentage of the homes' selling price and are recorded as revenue when the home is sold. The development agreement also provides for a success fee to the Company out of the net cash flow, if any, from the project, as determined in accordance with the development agreement, subject to a maximum success fee. However, it is not anticipated that any success fee, if earned, will be paid prior to the project generating sufficient cash from operations to satisfy the project's future cash needs and to repay in full all borrowings from Leucadia related to the project. From January 1, 2000 through March 31, 2001, the Company received approximately $3,600,000 in fees under the development management agreement.

Loan Agreements

         The Company's chapter 11 plan of reorganization was funded principally by the issuance of a $20,000,000 convertible note to Leucadia Financial. As of August 14, 1998, in connection with the development agreement, the Company and Leucadia Financial entered into an Amended and Restated Loan Agreement, pursuant to which the original convertible note and the related loan agreement were restructured. The restructured note, dated August 14, 1998, has a principal amount of approximately $26,462,000 including the principal amount of the original note and additions to principal resulting from accrued and unpaid interest, as allowed under the terms of the original note. The restructured note extended the maturity date from July 3, 2003 to December 31, 2004, reduced the interest rate from 12% to 6% and eliminated the convertibility feature of the original note. Interest only on the restructured note is paid quarterly and all unpaid principal is due on the date of maturity. From January 1, 2000 through March 31, 2001, the Company paid to Leucadia approximately $2,000,000 in interest.

         In March 2001, the Company entered into a $3,000,000 line of credit agreement with Leucadia Financial. Under the line of credit, the Company has agreed to pay a commitment fee of .375% per year, payable quarterly, on the unused balance of the line of credit. The line of credit matures in one year unless renewed. Loans outstanding under this line of credit bear interest at 10% per year. As of June 18, 2001, $500,000 was outstanding under this facility.

Otay Land Company, LLC

         In October 1998, the Company and Leucadia formed Otay Land Company, LLC ("Otay Land Company"). Through March, 2001, the Company invested $11,590,000 as capital and Leucadia invested $10,000,000 as a preferred capital interest. The Company is the development manager of this project. In 1998, Otay Land Company purchased approximately 4,800 acres of land that is part of a 22,900-acre project located south of San Diego, California, known as Otay Ranch, for approximately $19,500,000. Net income, if any, from this investment first will be paid to Leucadia until it has received an annual cumulative preferred return of 12% on, and repayment of, its preferred investment. Any remaining funds are to be paid to the Company. No amounts have been paid to Leucadia under this agreement.

Administrative Services Agreement

         Since emerging from bankruptcy in 1995, administrative services and managerial support have been provided to the Company by Leucadia Financial. Under the current administrative services agreement, which extends through December 31, 2001, Leucadia Financial provides the services of Ms. Corinne A. Maki, the Company's Treasurer and Secretary, in addition to various administrative functions for a monthly fee. During January and February 2001 this monthly fee was $11,000. Commencing March 2001 the monthly fee was reduced to, and currently is, $8,500. Ms. Maki is an officer of Leucadia Financial. Prior to November 2000, Leucadia also provided the services of Paul J. Borden, President of the Company, under the administrative services agreement. Prior to November 2000, Mr. Borden also was a Vice President of Leucadia. From January 1,

2000 through March 31, 2001, the Company paid Leucadia Financial approximately $300,000 for the provision of administrative services.

Office Space

         The Company rents office space and furnishings from a subsidiary of Leucadia for a monthly amount equal to its share of the Leucadia subsidiary's cost for the space and furnishings. The agreement pursuant to which the space and furnishings are provided extends through February 28, 2005 (coterminous with Leucadia's occupancy of the space) and provides for a monthly rental of $19,000 effective March 1, 2001. From January 1, 2000 through March 31, 2001, the Company paid approximately $300,000 to the Leucadia subsidiary.

        Report of the Compensation Committee of the Board of Directors*

         The Board of Directors does not have a compensation or option committee. The President of the Company, in consultation with certain directors, determines the compensation to be paid to the executive officers of the Company who are Company employees, while the Board of Directors awards stock options.

         The Company's compensation package for executive officers consists of three basic elements: (1) base salary; (2) annual bonus compensation; and (3) long-term incentives in the form of stock options granted pursuant to the Company's 1999 Stock Incentive Plan (the "1999 Stock Incentive Plan"). Other elements of compensation include medical and life insurance benefits available to employees generally.

         The several elements of compensation serve different purposes. Salary and bonus payments are designed mainly to reward current and past performance, while stock options are designed to provide strong incentive for superior long-term future performance and are directly linked to stockholders' interests because the value of the awards will increase or decrease based upon the future price of the Company's Common Stock.

         A number of factors are considered in establishing compensation for executive officers. An executive officer's responsibilities, as well as the services rendered by the executive officer to the Company are considered in determining compensation levels. Neither base compensation nor bonus compensation is based on any specific formula.

         The Board of Directors believes that awarding stock options under the 1999 Stock Incentive Plan will provide a strong incentive for long-term future performance. By means of the 1999 Stock Incentive Plan, the Company seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions. From time to time, stock options may be awarded which, under the terms of the 1999 Stock Incentive Plan, permit the executive officer or other employee to purchase shares of Common Stock at not less than the fair market value of the shares of Common Stock at the date of grant. The extent to which the employee realizes any gain is, therefore, directly related to increases in the price of the Company's Common Stock and, therefore, stockholder value, during the period of the option. In certain circumstances, options having an exercise price below the fair market value of the Common Stock on the date of grant may be issued (although none have been granted to date). Options granted to executive officers generally become exercisable at the rate of 20% per year, commencing one year after the date of

--------
* The disclosure contained in this section of this Proxy Statement is not incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement) without specific reference to the incorporation of this section of this Proxy Statement.

grant. The number of stock options awarded to an executive officer is not based on any specific formula, but rather on a subjective assessment of the executive's performance and the Company's performance. In March 2000, options to purchase an aggregate of 165,000 shares of Common Stock were granted under the 1999 Stock Incentive Plan to current executive officers and employees of the Company at an exercise price of $.75 per share. In addition, also in March 2000, an aggregate of 180,000 shares of restricted stock were granted under the 1999 Stock Incentive Plan to directors, current executive officers and employees of the Company. These shares of restricted stock were issued to reward these grantees for their past service to the Company during the period from the Company's chapter 11 reorganization to the date of grant and as an incentive to future service to the Company. As with base compensation and bonuses, the amount of stock options awarded to an executive officer is not based on any specific formula, but rather on a subjective assessment of the executive officer's performance and the Company's performance.

         At the 2000 Annual Meeting of Stockholders, the Stockholders approved the 2000 Stock Incentive Plan. The Board of Directors believes that awarding stock options under the 2000 Stock Incentive Plan will provide a strong incentive for long-term future performance from two key employees, Randy Goodson and Simon Malk (collectively, the "Eligible Persons"). In 2000, the Company granted the Eligible Persons options to purchase an aggregate of 1,000,000 shares at an exercise price of $.61 per share, the then current market price per share. These options are subject to achievement of performance goals as determined by the Board of Directors and are exercisable over a six year period. Options and stock issued on exercise of an option are subject to forfeiture if the performance goals are not met within three years from the date of grant.

         Under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company would not be able to deduct compensation to its executive officers whose compensation is required to be disclosed in the Company's proxy statement for such year in excess of $1 million per year unless such compensation was within the definition of "performance-based compensation" or meets certain other criteria. To qualify as "performance-based compensation," in addition to certain other requirements, compensation generally must be based on achieving certain pre-established objective performance criteria. The Board believes that, while it is in the best interest of the Company to retain maximum flexibility in its compensation programs to enable it to appropriately reward, retain and attract the executive talent necessary to the Company's success, the Board does not currently anticipate that it will pay compensation in amounts that would not be deductible under Section 162(m). However, the Board recognizes that in appropriate circumstances that could develop in the future, compensation that is not deductible under Section 162(m) may be warranted and could be paid in the Board's discretion.

         Compensation of the Chief Executive Officer. Prior to October 23, 2000, Mr. Borden was an employee of Leucadia whose services were provided to the Company under the Administrative Services Agreement with Leucadia. As a result, prior to October 23, 2000, the Company did not pay any compensation to Mr. Borden for his services as President and chief executive officer. Instead, Mr. Borden was compensated by Leucadia, with a portion of the amounts paid by the Company under the Administrative Services Agreement being allocable to Mr. Borden's service to the Company. Effective October 23, 2000, Mr. Borden became an employee of the Company, with an annual base salary of $145,000 for the balance of the year 2000; Mr. Borden's annual salary will increase to $210,000 beginning in 2001. For the year 2000, Mr. Borden's performance bonus was equal to 0.5% of certain year 2000 revenue of the San Elijo Hills project, and for the year 2001 will be equal to 0.375% of certain year 2001 revenue of the San Elijo Hills project. Mr. Borden will also be eligible to receive an annual discretionary bonus from the Company. In addition, commencing in 2001, the Company has agreed to provide Mr. Borden with certain retirement benefits. As reflected in the Summary Compensation Table above, Mr. Borden received aggregate bonus compensation from the Company of $344,027 for his services to the Company in 2000.

         The foregoing report is submitted by Patrick D. Bienvenue, Paul J. Borden, Timothy M. Considine, Ian M. Cumming, Michael A. Lobatz and Joseph S. Steinberg.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, Directors and greater than 10% beneficial shareholders, the Company believes that during the year ended December 31, 2000, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

Stockholder Return Performance Graph**

         Set forth below is a graph comparing the cumulative total stockholder return on Common Stock against cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Standard & Poor's Homebuilding-500 Index (the "S&P Homebuilding Index") for the period commencing December 31, 1995 to December 31, 2000. Index data was furnished by Standard & Poor's Compustat Services, Inc.

Comparison of Five-Year Cumulative Total Return of the Company, S&P 500 Index and S&P Homebuilding Index

         The following graph assumes that $100 was invested on December 31, 1995 in each of the Common Stock, the S&P 500 Index and the S&P Homebuilding Index and that all dividends were reinvested.


                          Total Return To Shareholder's
                         (Dividends reinvested monthly)

                                        INDEXED RETURNS
                       Base              Years Ending
                       Period
Company / Index        Dec95      Dec96       Dec97       Dec98       Dec99        Dec00
-----------------------------------------------------------------------------------------------
THE COMPANY             100        50.00       25.00       50.00       350.00      337.60
S&P 500 INDEX           100       122.96      163.98      210.85       255.21      231.98
S&P HOMEBUILDING INDEX  100        91.19      145.91      178.04       120.12      188.60




----------
** The disclosure contained in this section of the Proxy Statement is not incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement).

                             AUDIT COMMITTEE REPORT

         The following is the report of the Company's Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000.


Review with Management

         The Audit Committee reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Auditors

         The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

         The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP their independence.

Conclusion

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that its audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

         Timothy M. Considine
         Michael A. Lobatz

         The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.


                        INDEPENDENT ACCOUNTING FIRM FEES

         For the fiscal year ended December 31, 2000, the Company's independent accounting firm, PricewaterhouseCoopers LLP, billed the Company $43,460 for audit fees. There were no other fees billed for the year 2000.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors recommends that the Stockholders ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for 2001. PricewaterhouseCoopers LLP are currently independent auditors for the Company.

         The Board of Directors recommends a vote FOR this proposal.


                                  ANNUAL REPORT

         A copy of the Company's 2000 Annual Report to Stockholders on Form 10-K, as amended (the "Annual Report"), is being furnished to Stockholders concurrently herewith. Exhibits to the Annual Report will be furnished to Stockholders upon payment of photocopying charges.


                            PROPOSALS BY STOCKHOLDERS

         Proposals that Stockholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's 2002 Annual Meeting of Stockholders must be received by the Company at 1903 Wright Place, Suite 220, Carlsbad, California 92008, Attention of Corinne A. Maki, Secretary, no later than February 20, 2002.

         Any such proposal must be in accordance with the rules and regulations of the Securities and Exchange Commission. With respect to proposals submitted by a Stockholder other than for inclusion in the Company's 2002 Proxy Statement and related form of proxy, timely notice of any such proposal must be received by the Company in accordance with the By-Laws and the rules and regulations of the Company no later than February 20, 2002. Any proxies solicited by the Board of Directors for the 2002 Annual Meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

         It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

                                            By Order of the Board of Directors.


                                            CORINNE A. MAKI
                                            Secretary

                                                                         ANNEX A








                               HOMEFED CORPORATION

                             AUDIT COMMITTEE CHARTER

                               HOMEFED CORPORATION

                             Audit Committee Charter

Purpose

         The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing (i) the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, (ii) the Company's systems of internal accounting and financial controls and (iii) the annual independent audit of the Company's financial statements.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. The Committee shall have full access to all books, records, facilities and personnel of the Company and shall have the power to retain outside counsel, auditors or other experts when necessary. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

         The Committee shall review the adequacy of this Charter on an annual basis.

Membership

         The Committee shall be comprised of not less than two members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

         Accordingly, all members of the Committee will be directors:

         1. who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company (except as permitted by New York Stock Exchange rules); and

         2. who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

         The Committee's job is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing those financial statements. The Committee recognizes that financial management and the outside auditors have more time, knowledge and detailed information regarding the Company than do Committee members. Accordingly, in carrying out its oversight responsibilities, the Committee will not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

         The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

         o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as such statement may be amended from time to time, including, without limitation, the amendments contained in SAS No. 90.

         o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 and 90; this review will occur prior to the Company's filing of the Form 10-Q.

         o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

         o        The Committee shall:

                  o request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

                  o discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

                  o recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

         o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K*


[x] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2000
                                       Or
[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from ___________ to
         ___________
                         Commission file number: 1-10153

                               HOMEFED CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

              Delaware                                  33-0304982
  (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                                1903 Wright Place
                                    Suite 220
                           Carlsbad, California 92008

                                 (760) 918-8200

   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)
        Securities registered pursuant to Section 12(b) of the Act: None.

           Securities registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                                (Title of Class)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [x] No [_]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statement incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [x].

Based on the average bid and asked prices of the Registrant's Common Stock as published by the OTC Bulletin Board Service as of March 13, 2001, the aggregate market value of the Registrant's Common Stock held by non-affiliates was approximately $35,514,000 on that date.


As of March 13, 2001, there were 56,807,826 outstanding shares of the Registrant's Common Stock, par value $.01 per share.

                       DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Registrant's definitive proxy statement, to be filed with the Commission for use in connection with the 2001 Annual Meeting of Stockholders are incorporated by reference into Part III of this Form 10-K.

================================================================================

* COMPOSITE COPY; REFLECTS CHANGES CONTAINED IN AMENDMENTS NO. 1 AND NO. 2.

                                     PART I

Item 1.  Business.
------   --------

                                   THE COMPANY

Introduction

                  HomeFed Corporation ("HomeFed" or the "Company") was incorporated in Delaware in 1988. The Company is engaged, directly and through subsidiaries, in the investment in and development of residential real estate projects in the State of California. The principal executive office of the Company is located at 1903 Wright Place, Suite 220, Carlsbad, California 92008.

                  The Company's development projects consist of two master planned communities located in San Diego County, California: San Elijo Hills, and a portion of the larger Otay Ranch planning area.

                  As development manager for these projects, the Company is responsible for the completion of a wide range of activities, including design engineering, grading raw land, constructing public infrastructure such as streets, utilities and public facilities, and finishing individual lots for home sites or other facilities. The Company will develop its communities in phases to allow itself the flexibility to sell finished lots to suit market conditions and to enable it to create stable and attractive neighborhoods. Consequently, at any particular time, the various phases of a project will be in different stages of land development and construction.

                  For any master-planned community, plans must be prepared that provide for infrastructure, neighborhoods, commercial and industrial areas, educational and other institutional or public facilities, as well as open space. Once preliminary plans have been prepared, numerous governmental approvals, licenses, permits and agreements, referred to as "entitlements," must be obtained before development and construction may commence, often involving a number of different governmental jurisdictions and agencies, challenges through litigation, considerable risk and expense, and substantial delays. Unless and until the requisite entitlements are received and substantial work has been commenced in reliance upon such entitlements, a developer generally does not have any "vested rights" to develop a project. In addition, as a precondition to receipt of building-related permits, master-planned communities such as San Elijo Hills typically are required in California to pay impact and capacity fees, or to otherwise satisfy mitigation requirements.

Current Development Projects

                  San Elijo Hills. In August 1998, the Company entered into a Development Management Agreement (the "Development Agreement") with San Elijo Hills Development Company, LLC, an indirect subsidiary of Leucadia National Corporation (together with its subsidiaries, "Leucadia") that owns certain real property located in the City of San Marcos, in San Diego County, California. Pursuant to the Development Agreement, this project, which is known as San Elijo Hills, will be a master-planned community of approximately 3,400 homes and apartments as well as commercial properties expected to be completed during the course of this decade. The Company is the development manager of this project with responsibility for the overall management of the project, including, among other things, preserving existing entitlements and obtaining any additional entitlements required for the project, arranging financing for the project, coordinating marketing and sales activity, and acting as the construction manager. The Development Agreement provides that the Company will participate in the net profits of the project through the payment of a success fee as described in this Report, and that the Company will receive fees for the field overhead, management and marketing services it is to provide, based on the revenues of the project. For additional information, see Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," of this Report.

                  As the development manager of the San Elijo Hills project, the Company has prepared an internal projection of the net cash flow which might be realized during the course of the projected remaining nine years of the development and sale of the project. The Company does not update this projection regularly, but will review the projection annually. The Company does not prepare a projection for its Otay Ranch project because that project is in the early stages of development.

                  The projection is based upon many assumptions, including but not limited to, the timing of the sales of the various phases of the project, the prices at which lots can be sold, the cost of financing the project, numerous estimates of construction and land improvement costs, estimates related to the costs and availability of public utilities, as well as estimates of infrastructure costs, marketing and selling expenses, property taxes and environmental and other regulatory compliance expenditures. Based upon this cash flow projection, for the period from January 1, 2001 through the completion of the project, future sales from the project are projected to aggregate approximately $359,000,000, and aggregate net cash flow, after payment of all debt service and other liabilities, is projected to be approximately $118,000,000. At that revenue level, it is projected that the Company would receive fees for field overhead, management and marketing services in addition to those received through December 31, 2000, totaling approximately $34,000,000, and a success fee of approximately $81,000,000. The foregoing does not reflect expenses (which have not been projected or estimated) that the Company will be required to incur to fulfill its obligations under the Development Agreement.

                  All of the foregoing amounts are not discounted and are derived solely from the assumptions used in the projection, which are based on the Company's best estimates, as of January 2001, of the results of the San Elijo Hills project for the remaining nine years of the project's development. The projection was not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants or generally accepted accounting principles and has not been examined or compiled by the Company's independent auditors. The Company's independent auditors do not express an opinion or any other form of assurance with respect to the projection. Their report included in this Report relates to the Company's historical financial information. It does not extend to the projection and should not be read to do so. The projection is based on a number of assumptions and estimates that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company, and upon assumptions with respect to future business decisions which are subject to change. Among the factors that could cause actual results to differ materially from those projected include, but are not limited to, changes in general economic and market conditions, changes in domestic laws and government regulations or requirements, changes in real estate pricing environments, demographic and economic changes in the United States generally and California in particular, significant competition from other real estate developers and homebuilders, decreased consumer spending for housing, delays in construction schedules and cost overruns, increased material and labor costs, increased development costs, many of which the Company would not be able to control, the occurrence of significant natural disasters, the imposition of limitations on the Company's ability to develop the San Elijo Hills project resulting from developments in or new applications of environmental laws and regulations, increases in prevailing interest rates, including mortgage rates, increased interest costs for the project as a result of a delay in completion of the project requiring the financing to remain outstanding for a longer than projected period of time, and the availability of reliable energy sources and consumer confidence in the dependability of such energy sources. The degree of uncertainty inherent in projections increases significantly with each year that the projections cover. This projection covers a nine year period and accordingly, is even more uncertain than projections covering a shorter period of time. Therefore, the projection is only an estimate and actual results will vary from the projection. These variations may be, and, in fact, are likely to be material. Consequently, the inclusion of the foregoing projections in this Report should not be regarded as representations by the Company or any other person that the projected results will be achieved. Projections are necessarily speculative in nature and it is usually the case that one or more significant assumptions in projections do not materialize. Therefore, the projections should not be relied upon.

                  During 2000, 528 residential sites in six neighborhoods were sold to builders for aggregate net consideration of $71,100,000. These sales are the first residential lot sales at San Elijo Hills. Three of the sales agreements covering these sites include options for the builders to purchase a total of 209 additional residential sites for contract prices totaling $30,550,000. Non-refundable option payments totaling $3,450,000 have been received in connection with these options.

                  Two additional neighborhoods consisting of 171 residential sites, are currently under contract for sale for a total of $14,500,000 and are anticipated to close in 2001. During 2001, the local school district is obligated to purchase a site of approximately 20 acres, which is the first of three school sites. The purchase price will be based upon the highest and best use of the land determined by appraisal.

                  An additional two neighborhoods, consisting of 148 residential sites and a multi-family residential site with an estimated 192 dwelling units, are currently being offered for sale.

                  Otay Ranch. On October 14, 1998, the Company and Leucadia formed Otay Land Company, LLC (the "Otay Land Company") to purchase 4,800 non-adjoining acres of land located within the larger 22,900 acre Otay Ranch master planned community south of San Diego, California. Otay Land Company acquired this land for $19,500,000. The Company has contributed $11,590,000 as capital and Leucadia has contributed $10,000,000 as a preferred capital interest; the Company is development manager of this project.

                  The City of Chula Vista and the County of San Diego have approved a general development plan for the larger planning area. Although there is no minimum time within which implementation of the general development plan must be completed, it is expected that full development of the larger planning area will take decades. This general development plan establishes land use goals, objectives and policies within the larger planning area. Any development within the larger Otay Ranch master planned community must be consistent with this general development plan. The general development plan for the larger planning area contemplates home sites, a golf-oriented resort and residential community, commercial retail centers, a proposed university site and a network of infrastructure, including roads and highways, a rail transportation system, park systems and schools. Actual development of any of these will require that further entitlements and approvals be obtained. Because the larger planning area will be developed by several independent developers in addition to the Company, all developers working in the Otay Ranch planning area will need to coordinate their activities to develop their respective projects.

                  Of the 4,800 acres owned by Otay Land Company, 1,200 acres are developable and 3,600 acres are zoned as various qualities of non-developable "open space mitigation land." The Company entered into an option to sell 85 acres of developable land for a sales price of $4,100,000. The Company has received a non-refundable payment of $500,000 for this option, which will be applied against the purchase price upon closing. This option, which was scheduled to expire in December 2000, is extendable for up to eighteen months for a non-refundable monthly fee of $60,000. The monthly extension fees will not reduce the purchase price. As of March 13, 2001, the Company received $240,000 of such fees. The Company will either develop or sell the remaining developable land; until such determination is made, the Company will not know the nature or extent of the entitlements or approvals that may be required.

                  Under the general development plan, approximately 1.2 acres of open space mitigation land must be set aside for each 1.0 acre of developable land. Some owners of developable land have adequate or excess mitigation land, while other owners lack sufficient acreage of mitigation land. The Company currently has substantially more mitigation land than it would need to develop its property at this project. A market for the Company's open space mitigation land exists among buyers in the San Diego County Region. Based upon the general development plan conditions, the Company believes that a market for this land is likely to develop within the larger Otay Ranch development area as development progresses.

                  The Company continues to evaluate how to maximize the value of this investment while pursuing land sales and processing further entitlements on portions of the property. The Company cannot predict when, or if, revenues will be derived from this project. As indicated above, the ultimate development of projects of this type is subject to significant governmental and environmental approval. Recently, the United States Fish & Wildlife Service proposed designating a portion of the Otay Ranch project already planned primarily for non-development/habitat preservation as a critical habitat for an endangered species. In addition, the project is within the area identified by a draft United States Fish & Wildlife Service recovery plan for this endangered species. Although the designation and plan are not final, there can be no assurance that if the designation and plan are adopted in this or another form, any such final designation or plan will not have a material impact on the Company's ability to develop or sell the project.

Other Projects

                  Paradise Valley. The Company owns a 10 acre site, zoned for public facilities, at the Paradise Valley project, a community located in Fairfield, California. This site was previously subject to a purchase option held by the local school district. In February 2001, the local school district terminated their option to purchase the site. At December 31, 2000, the book value of this site was $1,060,000.

                  The Company had certain obligations with respect to this project, including the obligation to construct a recreation center. The construction of this recreation center was completed in January 2001 and annexed to the homeowners association in February 2001.

Competition

                  Real estate development is a highly competitive business. There are numerous residential real estate developers and development projects operating in the same geographic area in which the Company operates. Competition among real estate developers and development projects is determined by the location of the real estate, the market appeal of the development master plan, and the developer's ability to build, market and deliver project segments on a timely basis. Residential developers sell to homebuilders, who compete based on location, price, market segmentation, product design and reputation.

Government Regulation

                  The residential real estate development industry is subject to increasing environmental, building, zoning and real estate regulations that are imposed by various federal, state and local authorities. In developing a community, the Company must obtain the approval of numerous governmental agencies regarding such matters as permitted land uses, housing density, the installation of utility services (such as water, sewer, gas, electric, telephone and cable television) and the dedication of acreage for open space, parks, schools and other community purposes. Regulations affect homebuilding by specifying, among other things, the type and quality of building material that must be used, certain aspects of land use and building design and the manner in which homebuilders may conduct their sales, operations, and overall relationships with potential home buyers. Furthermore, changes in prevailing local circumstances or applicable laws may require additional approvals, or modifications of approvals previously obtained.

                  Timing of the initiation and completion of development projects depends upon receipt of necessary authorizations and approvals. Delays could adversely affect the Company's ability to complete its projects, significantly increase the costs of doing so or drive potential customers to purchase competitors' products.

Environmental Compliance

                  Environmental laws may cause the Company to incur substantial compliance, mitigation and other costs, may restrict or prohibit development in certain areas and may delay completion of the Company's development projects. Delays arising from compliance with environmental laws and regulations could adversely affect the Company's ability to complete its projects, significantly increase the costs of doing so or cause potential customers to purchase competitors' products. To date, environmental laws have not had a material adverse effect on the Company, and management is not currently aware, except as otherwise disclosed, of any environmental compliance matters that would have a material adverse effect on the Company.

Relationship with Leucadia; Administrative Services Agreement

                  Since emerging from bankruptcy in 1995, administrative services and managerial support have been provided to HomeFed by a subsidiary of Leucadia. Leucadia funded HomeFed's bankruptcy plan by purchasing stock and debt of the Company. For additional information, see Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                  In 1999, Leucadia completed the distribution of HomeFed Common Stock to shareholders of Leucadia. As a result, Joseph S. Steinberg, Chairman of the Board of HomeFed, and Ian M. Cumming, a director of HomeFed, together with their respective family members (excluding trusts for the benefit of Mr. Steinberg's children) beneficially own approximately 12.7% and 13.8%, respectively, of the outstanding Common Stock. Mr. Steinberg is also President and a director of Leucadia and Mr. Cumming is Chairman of the Board of Leucadia. At March 13, 2001, Mr. Steinberg and Mr. Cumming beneficially owned (together with their respective family members but excluding trusts for the benefit of Mr. Steinberg's children) approximately 16.7% and 18.2%, respectively, of Leucadia's outstanding common shares.

                  Under the current administrative services agreement, which extends through December 31, 2001, Leucadia provides the services of Ms. Corinne
A. Maki, the Company's Treasurer and Secretary, in addition to various administrative functions. Ms. Maki is an officer of subsidiaries of Leucadia. Prior to November 2000, Leucadia also provided the services of Paul J. Borden, President of the Company, under this agreement. Until October 31, 2000, Mr. Borden also was a Vice President of Leucadia. The cost of services provided by Leucadia during 2000 aggregated $255,000.

Item 2.  Properties.
------   ----------

                  The Company owns approximately 10 acres at the Paradise Valley project and approximately 4,800 non-adjoining acres at the Company's Otay Ranch project, as described under Item 1 - "Business." Land held for development and sale has an aggregate book value of $22,979,000 at December 31, 2000.

                  The Company's corporate headquarters are located at 1903 Wright Place, Suite 220, Carlsbad, California 92008 in part of an office building sub-leased from Leucadia for a monthly amount equal to its share of Leucadia's cost for such space and furnishings. The agreement pursuant to which the space and furnishings are provided extends through February 28, 2005 (coterminous with Leucadia's occupancy of the space) and provides for a monthly rental of $19,000 effective March 1, 2001.

Item 3.  Legal Proceedings.
------   -----------------

                  The Company is not a party to legal proceedings other than ordinary, routine litigation, incidental to its business or not material to the Company's consolidated financial position or results of operations.

                                     PART II

Item 5.  Market for the Registrant's Common Stock and Related Stockholder
-------  ----------------------------------------------------------------
         Matters.
         --------

                  The following table sets forth certain information concerning the market price of the Company's Common Stock for each quarterly period within the two most recent fiscal years.

                                                         High         Low
                                                         ----         ---
Year ended December 31, 1999
     First Quarter                                   $      .3000 $     .0313
     Second Quarter                                         .7500       .0313
     Third Quarter                                         1.0000       .0100
     Fourth Quarter                                        1.0000       .1500
Year ended December 31, 2000
        First Quarter                                $      .8750 $     .0620
        Second Quarter                                      .7200       .5500
        Third Quarter                                       .7300       .6000
        Fourth Quarter                                      .8750       .5700
Year ended December 31, 2001
        First quarter (through March 13, 2001)       $     1.3700 $     .7813

                  The Company's Common Stock is traded in the over-the-counter market. The Company's Common Stock is not listed on any stock exchange, and price information for the Common Stock is not regularly quoted on any automated quotation system. The prices above are based on the high and low sales price per share, as published by the National Association of Securities Dealers OTC Bulletin Board Service. On March 13, 2001, the closing bid price for the Company's Common Stock was $.86 per share. As of this date, there were 13,675 stockholders of record. The Company did not declare dividends on its Common Stock during 1999 or 2000 and it does not anticipate that it will pay dividends for the foreseeable future.

                  The Company's Common Stock does not currently meet the minimum requirements for listing on a national securities exchange or inclusion on the Nasdaq Stock Market. If the Company's Common Stock becomes eligible to be listed or included on the Nasdaq Stock Market, the Company will consider its alternatives with respect to the trading market for the Company's Common Stock.

                  The transfer agent for the Company's Common Stock is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Item 6.  Selected Financial Data.
------   -----------------------

                  The following selected financial data have been summarized from the Company's consolidated financial statements and are qualified in their entirety by reference to, and should be read in conjunction with, such consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations," contained in Item 7 of this Report. Effective September 20, 1999, Otay Land Company is included in the Company's consolidated financial statements; previously this investment had been accounted for under the equity method.

                                                                               Year Ended December 31,
                                                    ----------------------------------------------------------------------
                                                       2000            1999           1998           1997          1996
                                                    -----------    -------------    ----------    -----------    ----------
                                                                   (In thousands, except per share amounts)
SELECTED INCOME STATEMENT DATA:
  Sales of residential properties                       $1,575       $2,600        $5,752         $4,011        $8,988
  Marketing, field overhead and management service
    fee income                                           3,508         -             -              -             -
  Interest expense                                       2,510        2,404         2,828          2,997         3,063
  Loss from operations                                 (2,671)      (6,458)       (4,545)        (3,864)       (6,424)
  Net loss                                             (3,409)      (7,282)       (4,481)        (3,577)       (6,297)
  Basic loss per common share                          $(0.06)      $(0.22)       $(0.45)        $(0.36)       $(0.63)
                                                       =======      =======       =======        =======       =======
  Diluted loss per common share                        $(0.06)      $(0.22)       $(0.45)        $(0.36)       $(0.63)
                                                       =======      =======       =======        =======       =======




                                                                                    At December 31,
                                                    ----------------------------------------------------------------------
                                                       2000            1999           1998           1997          1996
                                                    -----------    -------------    ----------    -----------    ----------
                                                                   (In thousands, except per share amounts)
SELECTED BALANCE SHEET DATA:
  Land and real estate held for development and sale  $22,979         $23,707        $5,008        $10,408        $14,284
  Total assets                                         24,818          27,528        19,415         16,213         17,847
  Notes payable to Leucadia Financial Corporation      21,474          20,552        19,736         26,085         23,877
  Stockholders' deficit                              (10,421)         (7,107)       (8,205)       (10,739)        (7,162)
  Shares outstanding                                   56,808          56,558        10,000         10,000         10,000
  Book value per common share                         $(0.18)         $(0.13)       $(0.82)        $(1.07)        $(0.72)

                  Basic and diluted loss per share of Common Stock was calculated by dividing the net loss by the weighted average shares of Common Stock outstanding. The number of shares used to calculate basic and diluted loss per Common Share was 56,762,061, 32,577,357 and 10,000,000 for the years ending December 31, 2000, 1999 and 1998, respectively. The calculation of diluted loss per share does not include common stock equivalents of 1,186,000 and 49,647,893 for the years ending December 31, 2000 and 1998, respectively, which are antidilutive. The number of shares used to calculate book value per Common Share was 56,807,826, 56,557,826 and 10,000,000 for the years ended December 31, 2000,
1999 and 1998, respectively.

Item 7.  Management's Discussion and Analysis of Financial Condition and Results
-------  -----------------------------------------------------------------------
         of Operations.
         --------------

                  The purpose of this section is to discuss and analyze the Company's consolidated financial condition, liquidity and capital resources and results of operations. This analysis should be read in conjunction with the consolidated financial statements and related notes which appear elsewhere in this report.

Liquidity and Capital Resources

                  For the years ended December 31, 2000 and December 31, 1999, net cash was used in operating activities, principally to fund interest and general administrative expenses. The Company's principal sources of funds are fee income earned from the San Elijo Hills project, proceeds from the sale of real estate, its $3,000,000 line of credit from Leucadia and dividends or borrowings from its subsidiaries.

                  The Company expects that its cash on hand, together with the sources described above, will be sufficient to meet its cash flow needs for the foreseeable future. If, at any time in the future, the Company's cash flow is insufficient to meet its then current cash requirements, the Company could accelerate its subsidiaries' sale of real estate projects held for development or seek to borrow funds. However, because all of the Company's assets are pledged to Leucadia to collateralize its $26,462,000 borrowing from Leucadia, it may be unable to obtain financing at favorable rates from sources other than Leucadia.

                  In March 2001, the Company entered into a $3,000,000 line of credit agreement with Leucadia. The line of credit matures in one year unless renewed. Loans outstanding under this line of credit bear interest at 10% per year. As of March 13, 2001, no amounts were outstanding under this facility.

                  Under the Development Agreement, the Company is responsible for the overall management of the San Elijo Hills project, including arranging financing, coordinating marketing and sales activity, and acting as construction manager. The Development Agreement provides that the Company will receive certain fees in connection with the project. These fees consist of marketing, field overhead and management service fees. These fees are based on a fixed percentage of gross revenues of the project, less certain expenses allocated to the project, and are expected to cover the Company's cost of providing services under the Development Agreement. During the year ended December 31, 2000, the Company received $ 3,508,000 in fees under the Development Agreement. The Development Agreement also provides for a success fee to the Company out of the project's net cash flow, if any, as described below, up to a maximum amount. Whether the success fee, if it is earned, will be paid to the Company prior to the conclusion of the project will be at the discretion of the project owner.

                  To determine "net cash flow" for purposes of calculating the success fee, all cash expenditures of the project will be deducted from total revenues of the project. Examples of "expenditures" for these purposes include land development costs, current period operating costs, and indebtedness, either collateralized by the project ($28,309,000 at December 31, 2000, which is non-interest bearing), or owed by the project's owner to Leucadia ($49,630,000 at December 31, 2000) (collectively, "Indebtedness"). As a success fee, the Company is entitled to receive payments out of net cash flow, if any, up to the aggregate amount of the Indebtedness. The balance of the net cash flow, if any, will be paid to the Company and the project owner in equal amounts. However, the amount of the success fee cannot be more than 68% of net cash flow minus the amount of the Indebtedness. The Company believes that any success fee that it may receive will be its principal source of revenue earned through its participation in the San Elijo Hills project pursuant to the Development Agreement. There can be no assurance, however, that the Company will receive any success fee at all for this project.

                  As of December 31, 2000, the Company owed $26,462,000 principal amount to Leucadia. This amount is payable on December 31, 2004 and bears interest at 6% per year. This obligation is reflected in the consolidated balance sheet, net of debt discount, at $21,474,000 as of December 31, 2000. During the year ended December 31, 2000, the Company paid to Leucadia $1,588,000 in interest. In addition, Leucadia has invested $10,000,000 as a preferred capital interest in Otay Land Company, LLC, a consolidated subsidiary of the Company. Distributions of net income, if any, from Otay Land Company first will be paid to Leucadia until it has received an annual cumulative preferred return of 12% on, and repayment of, its preferred investment. Any remaining funds will be distributed to the Company.

                  During 2000, the Company sold two clustered housing development sites at its Paradise Valley project for net proceeds of $1,494,000. The Company had certain obligations with respect to this project, including the obligation to construct a recreation center. The construction of this recreation center was completed in January 2001 and annexed to the homeowners association in February 2001. The completed cost of the recreation center was $1,200,000, substantially all of which was paid as of December 31, 2000.

                  In accordance with the terms of a partnership agreement entered into in 1990 and amended in November 2000, a subsidiary of the company is required to maintain a minimum net worth of $1,000,000, which the subsidiary currently meets. The partners agreed on the minimum net worth requirement in connection with an indemnity agreement with a third party surety that has provided surety bonds for the construction of infrastructure in a development in LaQuinta, California.

                  As of December 31, 2000, the Company has net operating loss carryovers ("NOLs") of $275,872,000 available to reduce its future federal income tax liabilities and NOLs of $36,560,000 available to reduce its future state income tax liabilities. Most of these NOLs are not available to reduce federal alternative minimum taxable income, which is currently taxed at the rate of 20%. As a result, the Company expects to pay federal income tax at a rate of 20% during future periods, even if these NOLs are available to reduce regular taxable income.

Results of Operations

                  Sales of residential properties decreased in 2000 as compared to 1999. In 2000, the Company sold two clustered housing development sites at the Paradise Valley project, while in 1999, the Company sold 75 lots and one clustered housing development site at the Paradise Valley project. Sales of residential properties decreased in 1999 as compared to 1998 due to a greater amount of lot sales in 1998, which consisted of 97 lots in the Company's Silverwood project and 61 lots at the Paradise Valley project.

                  Land and real estate held for development and sale is carried at the lower of cost or fair value less costs to sell. The provision for losses for the years ended December 31, 1999 and 1998 reflect the Company's estimates to reduce the carrying value of real estate investments to fair value and, for the years ended December 31, 1999 and 1998, includes $335,000 and $119,000, respectively, for estimated additional costs to build the Paradise Valley recreational center. Actual cost of sales recorded during these periods reflects the level of sales activity, as well as provisions for losses.

                  Interest expense for all years presented primarily reflects the interest due on indebtedness to Leucadia, including interest of $377,000 for 1998 which was not paid and was added to the principal balance of the obligation. Interest expense for 2000, 1999, and 1998 also reflects interest of $1,588,000, $1,588,000, and $2,162,000, respectively, due to Leucadia, which was paid by the Company. Interest expense also includes $922,000, $816,000 and $ 289,000 for 2000, 1999 and 1998, respectively, for amortization of debt discount related to the indebtedness due to Leucadia.

                  General and administrative expenses increased in 2000 as compared to 1999 due to increased operating activities in connection with the San Elijo Hills project and Otay Ranch project.

                  Income taxes for all years presented principally relates to state franchise taxes. The Company has not recognized income tax benefits for its operating losses due to the uncertainty of sufficient future taxable income which is required in order to recognize such tax benefits.

Inflation

                  The Company, as well as the real estate development and homebuilding industry in general, may be adversely affected by inflation, primarily because of either reduced rates of savings by consumers during periods of low inflation or higher land and construction costs during periods of high inflation. Low inflation could adversely affect consumer demand by limiting growth of savings for down payments, ultimately affecting demand for real estate and the Company's revenues. In addition, higher mortgage interest rates may significantly affect the affordability of permanent mortgage financing to prospective purchasers. High inflation also increases the Company's costs of labor and materials. The Company would attempt to pass through to its customers any increases in its costs through increased selling prices. To date, high or low rates of inflation have not had a material adverse effect on the Company's results of operations. However, there is no assurance that high or low rates of inflation will not have a material adverse impact on the Company's future results of operation.

Interest Rates

                  The Company's operations are interest-rate sensitive. Overall housing demand is adversely affected by increases in interest costs. If mortgage interest rates increase significantly, this may negatively impact the ability of a home buyer to secure adequate financing. This could adversely affect the Company's revenues, gross margins and profitability.

Cautionary Statement for Forward-Looking Information

                  Statements included in this Report may contain forward-looking statements. Such statements may relate, but are not limited, to projections of revenues, income or loss, capital expenditures, plans for growth and future operations, competition and regulation as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. When used in this Report, the words "estimates", "expects", "anticipates", "believes", "plans", "intends" and variations of such words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. The factors that could cause actual results to differ materially from those suggested by any such statements include, but are not limited to, those discussed or identified from time to time in the Company's public filings, including changes in general economic and market conditions, changes in domestic laws and government regulations or requirements, changes in real estate pricing environments, regional or general changes in asset valuation, demographic and economic changes in the United States generally and California in particular, increases in real estate taxes and other local government fees, significant competition from other real estate developers and homebuilders, decreased consumer spending for housing, delays in construction schedules and cost overruns, availability and cost of land, materials and labor, increased development costs, many of which the Company would not be able to control, damage to properties or condemnation of properties, the occurrence of significant natural disasters, imposition of limitations on the Company's ability to develop its properties resulting from developments in or new applications of environmental laws and regulations, the inability to insure certain risks economically, the adequacy of loss reserves, increases in prevailing interest rate levels, including mortgage rates, increased interest costs as a result of a delay in project completion requiring the financing to remain outstanding for a longer than projected period of time, the availability of reliable energy sources and consumer confidence in the dependability of such energy sources, and changes in the composition of the Company's assets and liabilities through acquisitions or divestitures. Undue reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof. The Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this Report or to reflect the occurrence of unanticipated events.

Item 7A. Quantitative and Qualitative Disclosure About Market Risk.
-------  ---------------------------------------------------------

                  The Company does not have material market risk exposures.

Item 8.  Financial Statements and Supplementary Data.
------   -------------------------------------------

                  Financial Statements and supplementary data required by this
Item 8 are set forth at the pages indicated in Item 14(a) below.

Item 9.  Disagreements on Accounting and Financial Disclosure.
------   ----------------------------------------------------

                  Not applicable.

                                    PART III

Item 10.  Directors and Executive Officers of the Registrant.
-------   --------------------------------------------------

                  As of April 16, 2001, the directors and executive officers of the Company, their ages, the positions held by them and the periods during which they have served in such positions are as follows:

 Name                                    Age       Position with HomeFed                   Office Held Since
-----                                    ---       ---------------------                   -----------------
Paul J. Borden                            52       Director and President                  Director and
                                                                                           President since May
                                                                                           1998

Corinne A. Maki                           44       Secretary and Treasurer                 Secretary since
                                                                                           February 1998;
                                                                                           Treasurer since
                                                                                           February 1995

Curt R. Noland                            44       Vice President                          October 1998

R. Randy Goodson                          35       Vice President                          April 2000

Simon G. Malk                             31       Vice President                          April 2000

Erin N. Ruhe                              35       Vice President and Controller           Vice President since
                                                                                           April 2000;
                                                                                           Controller since
                                                                                           January 1999

Patrick D. Bienvenue                      46       Director                                August 1998

Timothy M. Considine                      60       Director                                January 1992

Ian M. Cumming                            60       Director                                May 1999

Michael A. Lobatz                         52       Director                                February 1995

Joseph S. Steinberg                       57       Chairman of the Board and Director      Chairman of the
                                                                                           Board since December
                                                                                           1999; Director since
                                                                                           August 1998

                  The officers serve at the pleasure of the board of directors of the Company.

                  The recent business experience of our executive officers and directors is summarized as follows:

                  Paul J. Borden. Mr. Borden has served as a director and President of the Company since May 1998. From August 1988 through October 2000, Mr. Borden was a Vice President of Leucadia National Corporation (together with its subsidiaries, "Leucadia"), responsible for overseeing many of Leucadia's real estate investments. For information concerning the administrative services agreement pursuant to which the services of Mr. Borden were, and the services of Ms. Maki are, provided to the Company, see "Administrative Services Agreement" referred to in Item 13, "Certain Relationships and Related Transactions."

                  Corinne A. Maki. Ms. Maki, a certified public accountant, has served as Treasurer of the Company since February 1995 and Secretary since February 1998. Prior to that time, Ms. Maki served as an Assistant Secretary of the Company since August 1995. Ms. Maki has also been a Vice President of Leucadia Financial Corporation, a subsidiary of Leucadia ("Leucadia Financial"), holding the offices of Controller, Assistant Secretary and Treasurer since October 1992. Ms. Maki has been employed by Leucadia since December 1991.

                  Curt R. Noland. Mr. Noland has served as Vice President of the Company since October 1998. He spent the last 21 years in the land development industry in San Diego County as a design consultant, merchant builder and a master developer. From November 1997 until immediately prior to joining the Company, Mr. Noland was employed by the prior development manager of San Elijo Hills and served as Director of Development for San Elijo Hills. Prior to November 1997, Mr. Noland was employed for eight years by Aviara Land Associates, LP, a 1,000-acre master planned resort community in Carlsbad, California. He is also a licensed civil engineer and real estate broker.

                  R. Randy Goodson. Mr. Goodson has served as Vice President of the Company since April 2000. Mr. Goodson has spent 15 years as a real estate consultant, developer and investor. Prior to joining the Company, he was a principal in a San Diego company involved in real estate development and consulting, which provided consulting services to San Elijo Hills and the Company. Mr. Goodson is a licensed California real estate broker and a member of the Urban Land Institute.

                  Simon G. Malk. Mr. Malk has served as Vice President of the Company since April 2000. For the prior seven years, Mr. Malk was a principal of the San Diego company referred to above, which provided consulting services to San Elijo Hills and the Company.

                  Erin N. Ruhe. Ms. Ruhe has served as Vice President of the Company since April 2000 and has been employed by the Company as Controller since January 1999. Since November 1994 Ms. Ruhe has been Controller and, since December 1995 has been Vice President of HSD Venture, a real estate subsidiary of Leucadia.

                  Patrick D. Bienvenue. Mr. Bienvenue has served as a director of the Company since August 1998. Since January 1996, Mr. Bienvenue has served in a variety of executive capacities with real estate related subsidiaries of Leucadia and, from 1992 until December 1995, was President and Chief Executive Officer of Torwest Inc., a privately held property development and investment company.

                  Timothy M. Considine. Mr. Considine has served as a director of the Company since January 1992, serving as Chairman of the Board from 1992 to December 1999, and has been Managing Partner of Considine and Considine, an accounting firm in San Diego, California, since 1969.

                  Ian M. Cumming. Mr. Cumming has served as a director of the Company since May 1999 and has been a director and Chairman of the Board of Leucadia since June 1978. He is also a director of Allcity Insurance Company ("Allcity"), a property and casualty insurer and MK Gold Company ("MK Gold"), each of which is a consolidated subsidiary of Leucadia, and Skywest, Inc., a Utah-based regional air carrier.

                  Michael A. Lobatz. Dr. Lobatz has served as a director of the Company since February 1995 and has been a practicing physician in San Diego, California since 1981.

                  Joseph S. Steinberg. Mr. Steinberg has served as a director of the Company since August 1998 and as Chairman of the Board since December 1999. Mr. Steinberg has been President of Leucadia since January 1979 and a director of Leucadia since December 1978. He is also a director of Allcity, MK Gold and Jordan Industries, Inc., a company which owns and manages manufacturing companies and is approximately 10% owned by Leucadia.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, directors and greater than 10% beneficial shareholders, the Company believes that during the year ended December 31, 2000, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.


Item 11.  Executive Compensation.
-------   ----------------------

                           Summary Compensation Table

                  Set forth below is certain information with respect to the cash compensation paid by the Company for services in all capacities to the Company and its subsidiaries during the years ended 2000, 1999 and 1998 to (i) the Company's President and chief executive officer, Paul J. Borden, and (ii) the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during these periods.

                                                                              Long-Term
                                            Annual Compensation             Compensation
                                      ------------------------------------------------------
                                                                     Restricted     Options
Name and Principal                                                      Stock        (# of
    Position                 Year          Salary           Bonus      Awards (3)    shares)
------------------           ----          ------           -----      ----------    -------
Paul J. Borden,              2000         $37,151 (1)     $344,027       $7,500      51,000
President                    1999            --   (1)        --            --          --
                             1998            --   (1)        --            --          --

Curt R. Noland,              2000        $105,024         $103,150      $18,750      25,000
Vice President               1999         100,000          103,000         --          --
                             1998          23,846           53,000         --          --

Erin N. Ruhe,                2000         $65,016          $61,950      $18,750      25,000
Vice President and           1999          60,000           51,800         --          --
Controller                   1998            --              --            --          --

R. Randy Goodson,            2000        $131,558 (2)       $4,050      $12,188     666,250
Vice President               1999            --              --            --          --
                             1998            --              --            --          --

--------

(1) From January 1, 1998 through October 22, 2000, Mr. Borden was a Vice President of Leucadia and received compensation only from Leucadia. Pursuant to the Administrative Services Agreement between Leucadia Financial Corporation, a subsidiary of Leucadia ("Leucadia Financial"), and the Company, $200,000, $240,000 and $80,000 of the fees paid by the Company to Leucadia for services rendered in 2000, 1999 and 1998, respectively are attributable to Mr. Borden's services. These amounts are not reflected in the foregoing table. See "Certain Relationships and Related Transactions" for a description of the administrative services agreement. Included for 2000 are $12,000 in directors fees Mr. Borden received from the Company.

(2) Represents salary paid by the Company from April 1, 2000, the date Mr. Goodson became an employee of the Company. This amount does not include amounts paid by the Company to a consulting firm, of which Mr. Goodson was a principal, that provided consulting services to the Company prior to Mr. Goodson's employment with the Company.

(3) Represents restricted stock, at fair market value of $.75 per share as of the date granted under the Company's 1999 Stock Incentive Plan.


                              Option Grants in 2000

                  The following table shows all grants of options to the named executive officers of the Company in 2000.

                                                                                  Potential Realizable Value
                                                                                  At Assumed Annual Rates of
                                                                                   Stock Price Appreciation
                                                 Individual Grants                   for Option Term (4)
                         ------------------------------------------------------------------------------------
                          Securities     % of Total
                          Underlying       Options
                            Options      Granted to    Exercise
                            Granted     Employees in     Price      Expiration
Name                     (# of shares)      2000       ($/share)       Date       0%($)      5%($)     10%($)
----                     -------------      ----       ---------       ----       -----      -----     ------
Paul J. Borden              50,000 (1)       4.3%         $.75        3/7/06        --      $12,800    $28,900
                             1,000 (2)        *            .70       7/12/05        --          200        400
Curt R. Noland              25,000 (1)       2.2           .75        3/7/06        --        6,400     14,500
Erin N. Ruhe                25,000 (1)       2.2           .75        3/7/06        --        6,400     14,500
R. Randy Goodson            16,250 (1)       1.4           .75        3/7/06        --        4,100      9,400
                           650,000 (3)      56.2           .61       4/27/06 (3)    --      134,900    305,900

----------

* Less than .1%.

(1) The options were granted pursuant to the Company's 1999 Stock Incentive Plan at an exercise price equal to the fair market value of the shares of Common Stock on the date of grant. Options became exercisable at the rate of 20% per year commencing one year after the date of grant. The grant date of the options is March 8, 2000.

(2) The options were granted pursuant to the Company's 1999 Stock Incentive Plan to all Directors of the Company at an exercise price equal to the fair market value of the shares of Common Stock on the date of grant. The grant date of the options is July 12, 2000. These options become exercisable at the rate of 25% per year commencing one year after the date of grant.

(3) The options were granted, subject to stockholder approval, on April 27, 2000 pursuant to the Company's 2000 Stock Incentive Plan at an exercise price equal to the fair market value of the share of Common Stock on the date of grant. These options vest over a four year period beginning on July 12, 2000 (the date of stockholder approval). These options expire on April 27, 2006 pursuant to their terms if certain performance goals to be determined by the Board of Directors have not been met within three years from the date of grant. If the performance criteria have not been satisfied with respect to all options prior to that date, any unexercised options with respect to which the performance criteria have not been met will terminate and any shares of Common Stock issued pursuant to options with respect to which the performance criteria have not been met will be forfeited.

(4) The potential realizable values represent future opportunity and have not been reduced to reflect the time value of money. The amounts shown under these columns are the result of calculations at the 0% and at the 5% and 10% rates required by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the shares of Common Stock and are not necessarily indicative of the values that may be realized by the named executive officers.


                     Aggregate Option Exercises in 2000 and
                         Option Values at Year End 2000

                  The following table provides information as to options exercised by each of the named executives in 2000 and the value of options held by such executives at year end measured in terms of the last reported sale price for the Common Shares on December 29, the last day of trading for the fiscal year ended December 31, 2000, $.85.

                                                                                              Value of
                                                                                            Unexercised
                                                                Number of Unexercised       In-the-Money
                                                                      Options at             Options at
                                                                  December 31, 2000      December 31, 2000
                                                                  -----------------      -----------------
                         Number of shares
                        Underlying Options                           Exercisable/           Exercisable/
Name                         Exercised          Value Realized      Unexercisable          Unexercisable
----                         ---------          --------------      -------------          -------------
Paul J. Borden                   --                  --                0/51,000              $0/$5,100
Curt R. Noland                   --                  --                0/25,000              $0/$2,500
Erin N. Ruhe                     --                  --                0/25,000              $0/$2,500
R. Randy Goodson                 --                  --               0/666,250            $0/$157,625

                            Compensation of Directors

                  In 2000, each Director of the Company received a retainer of $12,000 for serving on the Board of Directors. In addition, under the terms of the Company's 1999 Stock Incentive Plan, each Director is automatically granted non-qualified options to purchase 1,000 shares on the date on which the annual meeting of stockholders of the Company is held each year. The purchase price of the shares covered by such non-qualified options is the fair market value of such shares on the date of grant.


Item 12.  Security Ownership of Certain Beneficial Owners and Management.
--------------------------------------------------------------------------

                  Set forth below is certain information as of June 18, 2001 with respect to the beneficial ownership determined in accordance with Rule 13d-3 under the Securities Exchange act of 1934, as amended, of Common Stock by
(i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock (the Company's only class of voting securities), (ii) each Director, (iii) the current executive officers named in the Summary Compensation Table under "Executive Compensation," (iv) the Steinberg Children Trusts and private charitable foundations established by Mr. Cumming and Mr. Steinberg and (v) all executive officers and Directors of the Company as a group.

                                               Number of Shares
Name and Address                                and Nature of          Percent
of Beneficial Owner                          Beneficial Ownership     of Class
-------------------                          --------------------     --------

Patrick D. Bienvenue.......................       10,250  (a)              *
Paul J. Borden.............................       26,033  (b)              *
Timothy M. Considine.......................       15,109  (c)              *
Ian M. Cumming.............................    7,847,859  (d)(e)         13.8%
R. Randy Goodson...........................      134,500  (f)              .2%
Michael A. Lobatz..........................       10,250  (a)              *
Curt R. Noland.............................       30,000  (g)              *
Erin N. Ruhe...............................       30,000  (g)              *
Joseph S. Steinberg........................    7,197,630  (e)(h)         12.7%
The Steinberg Children Trusts..............      893,258  (i)             1.6%
Cumming Foundation.........................       73,297  (j)              .1%
The Joseph S. and Diane H. Steinberg
     1992 Charitable Trust.................       23,815  (k)              *
All Directors and executive officers
   as a group (11 persons).................    15,540,975 (l)            27.3%

-------------------
* Less than .1%.

(a) Includes 250 shares that may be acquired upon the exercise of stock options.

(b) Includes 10,250 shares that may be acquired upon the exercise of stock options.

(c) Includes (i) 4,859 shares held by the Considine and Considine Retirement Plan and (ii) 250 shares that may be acquired upon the exercise of stock options. Mr. Considine is the Managing Partner of Considine and Considine, an accounting firm in San Diego, California.

(d) Includes (i) 211,319 shares of Common Stock (.4%) beneficially owned by Mr. Cumming's wife (directly and through trusts for the benefit of Mr. Cumming's children of which Mr. Cumming's wife is trustee) as to which Mr. Cumming may be deemed to be the beneficial owner and (ii) 250 shares that may be acquired upon the exercise of stock options.

(e) Messrs. Cumming and Steinberg have an oral agreement pursuant to which they will consult with each other as to the election of a mutually acceptable Board of Directors of the Company. The business address for Messrs. Cumming and Steinberg is c/o Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010.

(f) Includes 3,250 shares that may be acquired upon the exercise of stock options. Does not include stock options as to which performance criteria have not been met.

(g) Includes 5,000 shares that may be acquired upon the exercise of stock options.

(h) Includes (i) 34,861 shares of Common Stock (less than .1%) beneficially owned by Mr. Steinberg's wife as to which Mr. Steinberg may be deemed to be the beneficial owner and (ii) 250 shares that may be acquired upon the exercise of stock options.

(i) Mr. Steinberg disclaims beneficial ownership of the Common Stock held by the Steinberg Children Trusts.

(j) Mr. Cumming is a trustee and President of the foundation and disclaims beneficial ownership of the Common Stock held by the foundation.

(k) Mr. Steinberg and his wife are trustees of the trust. Mr. Steinberg disclaims beneficial ownership of the Common Stock held by the trust.

(l) Includes 28,500 shares that may be acquired by directors and executive officers, as a group, upon the exercise of stock options. Does not include stock options as to which performance criteria have not been met.


                  As of April 16, 2001, Cede & Co. held of record 44,036,564 shares of Common Stock (approximately 77.5% of the total Common Stock outstanding). Cede & Co. held such shares as a nominee for broker-dealer members of The Depository Trust Company, which conducts clearing and settlement operations for securities transactions involving its members.


Item 13. Certain Relationships and Related Transactions.
--------------------------------------------------------

                  In 1999, Leucadia completed the distribution of the Company Common Stock to shareholders of Leucadia. As a result, Joseph S. Steinberg, Chairman of the Board of the Company, and Ian M. Cumming, a director of the Company, together with their respective family members (excluding trusts for the benefit of Mr. Steinberg's children) beneficially own approximately 12.7% and 13.8% respectively, of the outstanding Common Stock. Mr. Steinberg is also President and a director of Leucadia and Mr. Cumming is Chairman of the Board of Leucadia. At June 18, 2001, Mr. Steinberg and Mr. Cumming beneficially owned (together with their respective family members but excluding trusts for the benefit of Mr. Steinberg's children) approximately 16.7% and 18.2%, respectively, of Leucadia's outstanding common shares. See "Present Beneficial Ownership of Common Stock" for information concerning the securities ownership of Messrs. Steinberg and Cumming and their respective families.

                  Set forth below is information concerning agreements or relationships between the Company and Leucadia and its subsidiaries.

San Elijo Hills Development Agreement

                  In August 1998, upon approval of the Board of Directors, with all Leucadia-affiliated members of the Board not voting, the Company entered into a development management agreement with an indirect subsidiary of Leucadia to become development manager of San Elijo Hills, which will be a master planned community in San Diego County, California, of approximately 3,400 homes and apartments as well as commercial properties. As development manager, the Company is responsible for the overall management of the project, including, among other things, preserving existing entitlements and obtaining any additional entitlements required for the project, arranging financing for the project, coordinating marketing and sales activity, and acting as the construction manager. The development management agreement provides that the Company will receive certain fees in connection with the project. These fees consist of marketing, field overhead and management service fees, which are based on a fixed percentage of gross revenues of the project, less certain expenses allocated to the project, and are expected to cover the Company's cost of providing these services. The Company also receives co-op marketing and advertising fees, which are paid at the time builders sell homes, are generally based upon a fixed percentage of the homes' selling price and are recorded as revenue when the home is sold. The development agreement also provides for a success fee to the Company out of the net cash flow, if any, from the project, as determined in accordance with the development agreement, subject to a maximum success fee. However, it is not anticipated that any success fee, if earned, will be paid prior to the project generating sufficient cash from operations to satisfy the project's future cash needs and to repay in full all borrowings from Leucadia related to the project. From January 1, 2000 through March 31, 2001, the Company received approximately $3,600,000 in fees under the development management agreement.

Loan Agreements

                  The Company's chapter 11 plan of reorganization was funded principally by the issuance of a $20,000,000 convertible note to Leucadia Financial. As of August 14, 1998, in connection with the development agreement, the Company and Leucadia Financial entered into an Amended and Restated Loan Agreement, pursuant to which the original convertible note and the related loan agreement were restructured. The restructured note, dated August 14, 1998, has a principal amount of approximately $26,462,000 including the principal amount of the original note and additions to principal resulting from accrued and unpaid interest, as allowed under the terms of the original note. The restructured note extended the maturity date from July 3, 2003 to December 31, 2004, reduced the interest rate from 12% to 6% and eliminated the convertibility feature of the original note. Interest only on the restructured note is paid quarterly and all unpaid principal is due on the date of maturity. From January 1, 2000 through March 31, 2001, the Company paid to Leucadia approximately $2,000,000 in interest.

                  In March 2001, the Company entered into a $3,000,000 line of credit agreement with Leucadia Financial. Under the line of credit, the Company has agreed to pay a commitment fee of .375% per year, payable quarterly, on the unused balance of the line of credit. The line of credit matures in one year unless renewed. Loans outstanding under this line of credit bear interest at 10% per year. As of June 18, 2001, $500,000 was outstanding under this facility.

Otay Land Company, LLC

                  In October 1998, the Company and Leucadia formed Otay Land Company, LLC ("Otay Land Company"). Through March, 2001, the Company invested $11,590,000 as capital and Leucadia invested $10,000,000 as a preferred capital interest. The Company is the development manager of this project. In 1998, Otay Land Company purchased approximately 4,800 acres of land that is part of a 22,900-acre project located south of San Diego, California, known as Otay Ranch, for approximately $19,500,000. Net income, if any, from this investment first will be paid to Leucadia until it has received an annual cumulative preferred return of 12% on, and repayment of, its preferred investment. Any remaining funds are to be paid to the Company. No amounts have been paid to Leucadia under this agreement.

Administrative Services Agreement

                  Since emerging from bankruptcy in 1995, administrative services and managerial support have been provided to the Company by Leucadia Financial. Under the current administrative services agreement, which extends through December 31, 2001, Leucadia Financial provides the services of Ms. Corinne A. Maki, the Company's Treasurer and Secretary, in addition to various administrative functions for a monthly fee. During January and February 2001 this monthly fee was $11,000. Commencing March 2001 the monthly fee was reduced to, and currently is, $8,500. Ms. Maki is an officer of Leucadia Financial. Prior to November 2000, Leucadia also provided the services of Paul J. Borden, President of the Company, under the administrative services agreement. Prior to November 2000, Mr. Borden also was a Vice President of Leucadia. From January 1, 2000 through March 31, 2001, the Company paid Leucadia Financial approximately $300,000 for the provision of administrative services.

Office Space

                  The Company rents office space and furnishings from a subsidiary of Leucadia for a monthly amount equal to its share of the Leucadia subsidiary's cost for the space and furnishings. The agreement pursuant to which the space and furnishings are provided extends through February 28, 2005 (coterminous with Leucadia's occupancy of the space) and provides for a monthly rental of $19,000 effective March 1, 2001. From January 1, 2000 through March 31, 2001, the Company paid approximately $300,000 to the Leucadia subsidiary.

                                     PART IV

Item 14.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K.
-------   ----------------------------------------------------------------

(a)(1)   Financial Statements.

         Report of Independent Accountants                                                                      F-1

         Consolidated Balance Sheets at December 31, 2000 and 1999                                              F-2


                                       17


         Consolidated Statements of Operations for the years ended December 31, 2000, 1999 and 1998             F-3

         Consolidated Statements of Changes in Stockholders' Deficit for the years ended
         December 31, 2000, 1999 and 1998                                                                       F-4

         Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999 and 1998             F-5

         Notes to Consolidated Financial Statements                                                             F-7

(a)(2)   Financial Statement Schedules.

         Schedules are omitted because they are not required or are not applicable or the required information is shown in the financial statements or notes thereto

(a)(3)   Executive Compensation Plans and Arrangements.

         1999 Stock Incentive Plan (filed as Annex A to the Company's Proxy Statement dated November 22, 1999).

         2000 Stock Incentive Plan (filed as Annex B to the Company's Proxy Statement dated June 20, 2000).

         Deferred Compensation Agreement, dated as of March 6, 2000, between the Company and Joseph S. Steinberg.

(b)      Reports on Form 8-K.
         None.

(c)      Exhibits.

2.1 Amended Disclosure Statement to the Company's Fourth Amended Plan of Reorganization Dated July 15, 1994 (incorporated by reference to
         Exhibit 2.1 to the Company's current report on Form 8-K dated June 14,
         1995).

2.2 The Company's Fourth Amended Plan of Reorganization Dated July 15, 1994 (incorporated by reference to Exhibit 2.2 to the Company's current report on Form 8-K dated June 14, 1995).

2.3 Order Modifying and Confirming the Company's Fourth Amended Plan of Reorganization Dated July 15, 1994 (incorporated by reference to
         Exhibit 2.3 to the Company's current report on Form 8-K dated June 14,
         1995).

3.1 Restated Certificate of Incorporation, as restated July 3, 1995 of the Company (incorporated by reference to Exhibit 3.1 to the Company's quarterly report on Form 10-Q for the quarter ended September 30,
         1995).

3.2      By-laws of the Company as amended through December 14, 1999.

10.1 Loan Agreement dated July 3, 1995 between the Company and Leucadia Financial Corporation ("LFC") and Form of 12% Secured Convertible Note due July 3, 2003 (incorporated by reference to Exhibit 10.2 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1995).

10.2 Paradise Valley Unit 1 First Closing Purchase Agreement and Escrow Instructions, dated October 3, 1996, between Paradise Valley Communities No. 1 and The Forecast Group (Registered Trade Name), L.P. (incorporated by reference to Exhibit 10.1 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1996).

10.3 Paradise Valley Unit 2 First Closing Purchase Agreement and Escrow Instructions, dated October 3, 1996, between Paradise Valley Communities No. 1 and The Forecast Group (Registered Trade Name), L.P. (incorporated by reference to Exhibit 10.2 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1996).

10.4 Paradise Valley Unit 1 Second Closing Purchase Agreement and Escrow Instructions, dated October 3, 1996, between Paradise Valley Communities No. 1 and The Forecast Group (Registered Trade Name), L.P. (incorporated by reference to Exhibit 10.3 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1996).

10.5 Paradise Valley Unit 2 Second Closing Purchase Agreement and Escrow Instructions, dated October 3, 1996, between Paradise Valley Communities No. 1 and The Forecast Group (Registered Trade Name), L.P. (incorporated by reference to Exhibit 10.4 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1996).

10.6 Paradise Valley Unit 3 Option to Purchase Real Property and Escrow Instructions, dated October 3, 1996, between Paradise Valley Communities No. 1 and The Forecast Group (Registered Trade Name), L.P. (incorporated by reference to Exhibit 10.5 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1996).

10.7 Paradise Valley Unit 4 Option to Purchase Real Property and Escrow Instructions, dated October 3, 1996, between Paradise Valley Communities No. 1 and The Forecast Group (Registered Trade Name), L.P. (incorporated by reference to Exhibit 10.6 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1996).

10.8 Real Estate Purchase Agreement and Escrow Instructions between Southfork Partnership and Northfork Communities (incorporated by reference to Exhibit 10.1 to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1998).

10.9 Purchase and Sale Agreement and Escrow Instructions, dated as of September 21, 1999, by and between Paradise Valley Communities No. 1 and Western Pacific Housing, Inc. (incorporated by reference to Exhibit 10 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1999).

10.10 Amended and Restated Loan Agreement between the Company and LFC, dated as of August 14, 1998 (incorporated by reference to Exhibit 10.2 to the Company's report on Form 8-K dated August 14, 1998).

10.11 Development Management Agreement between the Company and Provence Hills Development Company, LLC, dated as of August 14, 1998 (incorporated by reference to Exhibit 10.3 to the Company's report on Form 8-K dated August 14, 1998).

10.12 Stock Purchase Agreement between the Company and Leucadia National Corporation, dated as of August 14, 1998 (incorporated by reference to Exhibit 10.1 to the Company's report on Form 8-K dated August 14,
         1998).

10.13 Amended and Restated Limited Liability Company Agreement of Otay Land Company, LLC, dated as of September 20, 1999, between the Company and Leucadia National Corporation (incorporated by reference to Exhibit
         10.16 to the Company's Registration Statement on Form S-2 (No. 333-79901) (the "Registration Statement").

10.14 Stock Purchase Agreement, dated as of October 20, 1998, between the Company and Leucadia National Corporation (incorporated by reference to
         Exhibit 10.1 to the Company's report on Form 10-Q for the quarter ended September 30, 1998).

10.15 Administrative Services Agreement, dated as of March 1, 2000, between LFC, the Company, HomeFed Resources Corporation and HomeFed Communities, Inc. (incorporated by reference to Exhibit 10.1 to the Company's report on Form 10-Q for the quarter ended June 30, 2000).

10.16 Transitional Management Agreement, dated as of August 14, 1998, by and between HomeFed and Accretive Investments, LLC (incorporated by reference to Exhibit 10.17 to the Registration Statement).

10.17 Option and Purchase Agreement and Escrow Instructions, dated as of October 15, 1999, by and between Otay Land Company, LLC and Lakes Kean Argovitz Resorts-California, LLC. (incorporated by reference to Exhibit
         10.17 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "1999 10-K")).

10.18 First Amendment to Option and Purchase Agreement and Escrow Instructions, dated as of December 8, 1999, by and between Otay Land Company, LLC and Lakes Kean Argovitz Resorts-California, LLC (incorporated by reference to Exhibit 10.18 to the Company's 1999 10-K).

10.19 Second Amendment to Option and Purchase Agreement and Escrow Instructions, dated as of December 14, 1999, by and between Otay Land Company, LLC and Lakes Kean Argovitz Resorts-California, LLC (incorporated by reference to Exhibit 10.19 to the Company's 1999 10-K).

10.20 Purchase and Sale Agreement and Joint Escrow Instructions, dated as of September 30, 1998, by and between Paradise Valley Communities No. 1 and Richmond American Homes of California, Inc. (incorporated by reference to Exhibit 10.15 to the Registration Statement).

10.21 Amendment No. 1 dated as of November 1, 2000 to the Administrative Services Agreement dated as of March 1, 2000.

10.22 Amendment No. 2 dated as of February 28, 2001 to the Administrative Services Agreement dated as of March 1, 2000.

10.23 Line Letter dated as of March 1, 2001 from Leucadia Financial Corporation to the Company.

10.24 Deferred Compensation Agreement, dated as of March 6, 2000, between the Company and Joseph S. Steinberg.

21       Subsidiaries of the Company.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             HOMEFED CORPORATION


Date: March 29, 2001                By /s/  Erin N. Ruhe
                                      ---------------------------------
                                            Erin N. Ruhe
                                            Vice President and Controller

                  Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Date:  March 29, 2001      By /s/  JOSEPH S. STEINBERG
                             ---------------------------------
                                   Joseph S. Steinberg, Chairman
                                   of the Board and Director

Date:  March 29, 2001      By /s/  PAUL J. BORDEN
                             ---------------------------------
                                    Paul J. Borden, President and Director
                                    (Principal Executive Officer)


Date:  March 29, 2001      By /s/  Erin N. Ruhe
                             ---------------------------------
                                    Erin N. Ruhe
                                    Vice President and Controller
                                    (Principal Financial and Accounting Officer)


Date:  March 29, 2001      By /s/  PATRICK D. BIENVENUE
                             ---------------------------------
                                   Patrick D. Bienvenue, Director


Date:  March 29, 2001      By /s/  TIMOTHY CONSIDINE
                             ---------------------------------
                                   Timothy Considine, Director


Date:  March 29, 2001      By /s/  IAN M. CUMMING
                              --------------------------------
                                   Ian M. Cumming, Director


Date:  March 29, 2001      By /s/  MICHAEL A. LOBATZ
                             ------------------------
                                   Michael A. Lobatz, Director

================================================================================


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of HomeFed Corporation:

                  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders' deficit and cash flows, present fairly, in all material respects, the financial position of HomeFed Corporation and Subsidiaries (the "Company") as of December 31, 2000 and 1999, and the results of their operations, changes in stockholders' deficit and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.




PricewaterhouseCoopers LLP
New York, New York
March 13, 2001

HOMEFED CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2000 and 1999
(Dollars in thousands, except par value)

                                                              2000            1999
                                                            ---------      ---------
ASSETS
------
Land and real estate held for development and sale          $  22,979      $  23,707
Cash and cash equivalents                                       1,631          2,795
Restricted cash                                                   -              868
Deposits and other assets                                         208            158
                                                            ---------      ---------

TOTAL                                                       $  24,818      $  27,528
                                                            =========      =========

LIABILITIES
-----------
Note payable to Leucadia Financial Corporation              $  21,474      $  20,552
Recreation center liability                                        41            970
Accounts payable and accrued liabilities                        1,516          1,905
                                                            ---------      ---------

      Total liabilities                                        23,031         23,427
                                                            ---------      ---------

COMMITMENTS AND CONTINGENCIES
-----------------------------

MINORITY INTEREST                                              12,208         11,208
-----------------                                           ---------      ---------

STOCKHOLDERS' DEFICIT
---------------------
Common stock, $.01 par value,
   100,000,000 shares authorized;                                 568            566
   56,807,826 and 56,557,826 shares outstanding
Additional paid-in capital                                    355,277        354,833
Deferred compensation pursuant to stock incentive plans          (351)           -
Accumulated deficit                                          (365,915)      (362,506)
                                                            ---------      ---------

      Total stockholders' deficit                             (10,421)        (7,107)
                                                            ---------      ---------

TOTAL                                                       $  24,818      $  27,528
                                                            =========      =========

The accompanying notes are an integral part of these consolidated financial statements.

HOMEFED CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
For the years ended December 31, 2000, 1999 and 1998
(In thousands, except per share amounts)

                                                                  2000          1999          1998
                                                                --------      --------      --------
                             REVENUES
Sales of residential properties                                 $  1,575      $  2,600      $  5,752
Marketing, field overhead and management service fee
    income from San Elijo Hills                                    3,508           -             -
                                                                --------      --------      --------
                                                                   5,083         2,600         5,752
                                                                --------      --------      --------
                             EXPENSES
Cost of sales                                                      1,544         2,636         5,714
Provision for losses on real estate investments                        -           365           425
Interest expense relating to Leucadia Financial Corporation        2,510         2,404         2,828
General and administrative expenses                                3,445         3,357         1,192
Management fees to Leucadia Financial Corporation                    255           296           138
                                                                --------      --------      --------
                                                                   7,754         9,058        10,297
                                                                --------      --------      --------

Loss from operations                                              (2,671)       (6,458)       (4,545)

Equity in losses from Otay Land Company, LLC                         -            (779)         (208)
Other income, net                                                    254           259           312
                                                                --------      --------      --------

Loss before income taxes and minority interest                    (2,417)       (6,978)       (4,441)
Income tax benefit/(provision)                                         8           (24)          (40)
                                                                --------      --------      --------

Loss before minority interest                                     (2,409)       (7,002)       (4,481)
Minority interest                                                 (1,000)         (280)          -
                                                                --------      --------      --------

Net loss                                                        $ (3,409)     $ (7,282)     $ (4,481)
                                                                ========      ========      ========

Basic loss per common share                                     $  (0.06)     $  (0.22)     $  (0.45)
                                                                ========      ========      ========

Diluted loss per common share                                   $  (0.06)     $  (0.22)     $  (0.45)
                                                                ========      ========      ========


The accompanying notes are an integral part of these consolidated financial statements.

HOMEFED CORPORATION AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Deficit
For the years ended December 31, 2000, 1999 and 1998
(Dollars in thousands)

                                                                                Deferred
                                                 Common                       Compensation
                                                 Stock         Additional      Pursuant to                               Total
                                                $.01 Par         Paid-in     Stock Incentive      Accumulated        Stockholders'
                                                 Value           Capital          Plans             Deficit             Deficit
                                                 -----           -------          -----             -------             -------
Balance, January 1, 1998                           $100          $339,904                          $(350,743)         $(10,739)

   Contribution of capital resulting from
      restructuring of note payable to
      Leucadia Financial Corporation                                7,015                                                7,015

   Net loss                                                                                           (4,481)           (4,481)
                                                 ------            ------          -------           --------         ---------

Balance, December 31, 1998                          100           346,919                           (355,224)           (8,205)

     Issuance of  46,557,826  shares of
       Common  Stock                                466             7,914                                                8,380

   Net loss                                                                                           (7,282)           (7,282)
                                                 ------            ------          -------           --------         ---------

Balance, December 31, 1999                          566           354,833                           (362,506)           (7,107)


     Issuance of 250,000 shares of
       Common Stock related to restricted
       stock grants                                   2               186           $(188)                                   -
    Amortization of restricted stock grants                                            51                                   51
    Grant of 25,000 stock options                                      18             (18)                                   -
    Grant of 1,000,000 stock options                                  240            (240)                                   -
    Amortization related to stock options                                              44                                   44

    Net loss                                                                                          (3,409)           (3,409)
                                                 ------            ------          -------           --------         ---------

Balance, December 31, 2000                         $568          $355,277           $(351)         $(365,915)         $(10,421)
                                                   ====          ========           ======         ==========         ========


The accompanying notes are an integral part of these consolidated financial statements.

HOMEFED CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the years ended December 31, 2000, 1999 and 1998
(In thousands)

                                                                   2000          1999           1998
                                                                   ----          ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                        $ (3,409)     $ (7,282)     $ (4,481)

Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
   Provision for losses on real estate investments                   -             365           425
    Minority interest                                              1,000           280           -
    Amortization of deferred compensation pursuant to
       stock incentive plans                                          95           -             -
    Accrued interest added to note payable to Leucadia
       Financial Corporation                                         -             -             377
    Amortization of debt discount on note payable to
       Leucadia Financial Corporation                                922           816           289
    Equity in losses from Otay Land Company, LLC                     -             779           208
    Changes in operating assets and liabilities:
        Land and real estate held for development and sale           728         1,912         4,591
        Deposits and other assets                                    (50)            6           298
             Recreation center liability                            (929)           95           119
        Accounts payable and accrued liabilities                    (389)        1,546           572
    Decrease (increase) in restricted cash                           868           259           (54)
                                                                --------      --------      --------

        Net cash provided by (used in) operating activities       (1,164)       (1,224)        2,344
                                                                --------      --------      --------


CASH FLOWS FROM INVESTING ACTIVITIES:

Contributions to Otay Land Company, LLC                              -            (850)      (10,125)
Decrease (increase) in other investments                             -              79            (4)
                                                                --------      --------      --------
        Net cash  used in investing activities                       -            (771)      (10,129)
                                                                --------      --------      --------

                                                                     (continued)


The accompanying notes are an integral part of these consolidated financial statements.

HOMEFED CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (continued)
For the years ended December 31, 2000, 1999 and 1998
(In thousands)

                                                         2000          1999         1998
                                                        -------      -------      -------
CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds received from the sale of Common Stock             -          1,670          -
Advance under common stock subscription from
                                                            -            -          6,710
                                                        -------      -------      -------
    Leucadia Shareholder Trust

         Net cash provided by  financing activities         -          1,670        6,710
                                                        -------      -------      -------

NET DECREASE IN CASH AND CASH
   EQUIVALENTS                                           (1,164)        (325)      (1,075)

CASH AND CASH EQUIVALENTS, BEGINNING
   OF PERIOD                                              2,795        3,120        4,195
                                                        -------      -------      -------

CASH AND CASH EQUIVALENTS, END OF PERIOD                $ 1,631      $ 2,795      $ 3,120
                                                        =======      =======      =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

Cash paid for interest (net of amounts capitalized)     $ 1,588      $ 1,588      $ 2,162
                                                        =======      =======      =======

Cash paid (refunded) for income taxes                   $   (16)     $    44      $    28
                                                        =======      =======      =======


The accompanying notes are an integral part of these consolidated financial statements.

HOMEFED CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation - The accompanying consolidated financial statements include the accounts of HomeFed Corporation (the "Company"), Otay Land Company, LLC ("Otay Land Company"), and the Company's wholly-owned subsidiaries, HomeFed Communities, Inc. ("HomeFed Communities") and HomeFed Resources Corporation. The Company is engaged, directly and through its subsidiaries, in the investment in and development of residential real estate properties in California. All significant intercompany balances and transactions have been eliminated in consolidation.

         During the third quarter of 1999, the limited liability agreement governing Otay Land Company was amended and as a result, the Company now has the ability to control Otay Land Company. Accordingly, effective September 20, 1999, Otay Land Company has been included in the Company's consolidated financial statements. The Company previously had accounted for this investment under the equity method of accounting.

         Certain amounts for prior periods have been reclassified to be consistent with the 2000 presentation.

         Land and Real Estate Held for Development and Sale - Land and real estate held for development and sale is carried at the lower of cost or fair value less costs to sell. The cost of land and real estate held for development and sale includes all expenditures incurred in connection with the acquisition, development and construction of the property, including interest and property taxes. Revenue from incidental operations relating specifically to property under development is treated as a reduction of capitalized costs. Land costs included in land and real estate held for development and sale are allocated to lots based on relative fair values prior to development and are charged to cost of sales at the time of sale.

         Cash and Cash Equivalents - Cash and cash equivalents include short-term, highly liquid investments that are readily convertible to cash.

         Restricted Cash - Restricted cash consists of amounts held in escrow to fund the building of a recreation center at the Paradise Valley project.

         Revenue Recognition - Revenue from the sale of real estate is recognized at the time title is conveyed to the buyer at the close of escrow, minimum down payment requirements are met, the terms of any notes received satisfy continuing payment requirements, and there are no requirements for continuing involvement with the properties. When it is determined that the earning process is not complete, income is deferred using the installment, cost recovery or percentage of completion methods of accounting, as appropriate. Fee income for marketing, field overhead and management services provided is recognized when contractually earned.

         Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities,
(ii) the disclosure of contingent assets and liabilities at the date of the financial statements and (iii) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Provisions for Losses on Real Estate Investments - Management periodically assesses the recoverability of its real estate investments by comparing the carrying amount of the investments with their fair value less costs to sell. The process involved in the determination of fair value requires estimates as to future events and market conditions. This estimation process assumes the Company has the ability to complete development and dispose of its real estate properties in the ordinary course of business based on management's present plans and intentions. When management determines that the carrying value of specific real estate investments should be reduced to properly record these assets at fair value less costs to sell, this write-down is recorded as a charge to current period operations.

         Capitalization of Interest and Real Estate Taxes - Interest and real estate taxes attributable to land and home construction are capitalized and added to the cost of those properties while the properties are being actively developed.

2.       LAND AND REAL ESTATE HELD FOR DEVELOPMENT AND SALE

         A summary of land and real estate held for development and sale by project follows:
                                                      December 31,
                                           --------------------------------
                                                 2000               1999
                                           --------------        ----------

                  Paradise Valley          $    1,060,000      $  2,522,000

                  Otay Ranch                   21,919,000        21,185,000
                                           --------------        ----------

                              Total        $   22,979,000        $23,707,000
                                           ==============        ===========


          No interest was capitalized in land and real estate held for development and sale during 2000 and 1999. All land and real estate held for development and sale is property in California and is pledged as collateral under the Amended and Restated Loan Agreement.

         The Company expects that its cash on hand and cash generated from operations will be sufficient to meet its cash flow needs for the foreseeable future. If, at any time in the future, the Company's cash flow is insufficient to meet its then current cash requirements, the Company could accelerate its subsidiaries' sale of real estate projects held for development or seek to borrow funds.

3.       NOTES PAYABLE

         As of August 14, 1998, the Company and Leucadia Financial Corporation ("LFC"), a subsidiary of Leucadia National Corporation ("Leucadia"), entered into an Amended and Restated Loan Agreement pursuant to which the Company and LFC amended the original loan agreement dated July 3, 1995 and restructured the Company's outstanding 12% Secured Convertible Note due 2003 ("Convertible Note") held by LFC. The restructured note dated August 14, 1998 (the "Restructured Note") has a principal amount of $26,462,380 (reflecting the original $20,000,000 principal balance of the Convertible Note, together with additions to principal resulting from accrued and unpaid interest thereon to the date of the restructuring, as allowed under the terms of the Convertible Note), extends the maturity date from July 3, 2003 to December 31, 2004, reduces the interest rate from 12% to 6% and eliminates the convertibility feature of the Convertible Note. The Restructured Note is collateralized by a security interest in all assets of the borrower, whether now owned or hereafter acquired. No principal payments are due under the Restructured Note until its maturity date.

         As a result of the restructuring of the Convertible Note, the Restructured Note was recorded at fair value and the approximate $7,015,000 difference between the fair value of the Restructured Note and the carrying value of the Convertible Note was reflected as additional paid-in capital. This difference will be amortized as interest expense over the term of the Restructured Note using the interest method. Approximately $922,000 and $816,000 was amortized to interest expense during 2000 and 1999, respectively. The carrying amount of this Restructured

Note, net of this discount for fair value, was $21,474,000 and $20,552,000 at December 31, 2000 and 1999, respectively.

         Interest accrued during the year ended December 31, 1998 of $377,000 was not paid and was added to the principal balance. Additional interest of $1,588,000, $1,588,000 and $2,162,000 accrued during 2000, 1999 and 1998, respectively, was paid by the Company.

4.       STOCK INCENTIVE PLANS

         Under the Company's 1999 Stock Incentive Plan (the "Plan"), the Company may grant options, stock appreciation rights and restricted stock to non-employee directors, certain non-employees and employees up to a maximum grant of 300,000 shares to any individual in a given taxable year. The maximum number of Common Shares which may be acquired through the exercise of options or rights under the Plan cannot exceed, in the aggregate, 750,000; the maximum number of Common Shares that may be awarded as restricted stock cannot exceed, in the aggregate, 250,000. The Plan provides for the issuance of options and rights at not less 100% of the fair market value of the underlying stock at the date of grant. Options generally become exercisable in five equal instalments starting one year from the date of grant. No stock appreciation rights have been granted. During 2000, 250,000 shares of restricted Common Stock were issued to eligible participants, subject to certain forfeiture provisions. In connection with this issuance of restricted stock, the Company recorded deferred compensation of $188,000 representing the value of stock on the date of issuance based upon market price. This amount will be amortized over the three year vesting period of the restricted stock at which time all remaining forfeiture provisions will end. In addition, during 2000, options to purchase an aggregate of 25,000 shares of Common Stock were granted to non-employees at an exercise price of $.75 per share (market price). In connection with this issuance, the Company recorded deferred compensation of $18,000 based upon the estimated fair value of these options at the time of grant, using the modified Black Scholes model. This amount will be amortized over the five year vesting period of the options.

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", ("SFAS 123"), establishes a fair value method for accounting for stock-based compensation plans, either through recognition in the statements of income or disclosure. As permitted, the Company applies ABP Opinion No. 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for employees and directors in the statements of operations for its fixed stock options. Had compensation cost for the Company's fixed stock options been recorded in the statements of operations consistent with the provisions of SFAS 123, the Company's net loss and loss per share for 2000 would not have been materially different from that reported.

         A summary of activity with respect to the Company's fixed stock options for 2000 is as follows:

                                                                   Common          Weighted                            Available
                                                                   Shares           Average          Options           for Future
                                                                 Subject to        Exercise        Exercisable           Option
                                                                   Option            Price         at Year-End           Grants
                                                                   ------            -----         -----------           ------
              Balance at January 1, 2000                                  0          $0.00                   0           725,000
                                                                                                 =============     =============
                   Granted                                          161,000          $0.75
                   Exercised                                              0          $0.00
                   Cancelled                                              0          $0.00
                                                              -------------

              Balance at December 31, 2000                          161,000          $0.75                   0           564,000
                                                              =============                      =============     =============


         The weighted-average fair value of the options granted was $.73 per share for 2000 as estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) expected volatility of 172.1%; (2) risk-free interest rate of 6.61%; (3) expected lives of 5.9 years; and (4) dividend yield of 0%.

         The following table summarizes information about fixed stock options outstanding at December 31, 2000.

                                          Options Outstanding
                                                Weighted
                              Common            Average             Weighted
                              Shares           Remaining             Average
           Range of         Subject to        Contractual           Exercise
        Exercise Prices       Option              Life                Price
        ---------------       ------              ----                -----
         $0.70 - $0.75        161,000          5.2 years              $0.75


         At December 31, 2000, no fixed stock options outstanding were exercisable.

         In 2000, under the Company's 2000 Stock Incentive Plan (the "2000 Plan"), the Company granted to two key employees options to purchase an aggregate of 1,000,000 shares of Common Stock at an exercise price of $.61 per share, the then current market price per share. No additional options are available to be granted under the 2000 Plan. The options are subject to achievement of performance goals as determined by the Board of Directors and are exercisable over a six year period. Options and stock issued on exercise of an option are subject to forfeiture if the performance goals are not met within three years from the date of grant. Deferred compensation, representing the difference between the exercise price and the then current market price, is subject to change based upon fluctuations in the Company's stock price. The deferred compensation will be amortized over the expected performance period of three years.

5.       INCOME TAXES

         Income taxes for all years presented principally relates to state franchise taxes. The Company has not recognized any tax benefit from its operating losses in all years presented.

         The Company and its wholly-owned subsidiaries have net operating loss carryforwards ("NOLs") available for federal income tax purposes of $275,872,000 as of December 31, 2000. These carryforwards were generated during 1986-2000 and expire during 2001-2020. For state income tax purposes, available NOLs as of December 31, 2000 total $36,560,000 and expire in 2001-2015.

         At December 31, the net deferred tax asset consisted of the following:

                                               2000               1999
                                         --------------      -------------
              NOL carryforwards          $   99,685,000      $  99,402,000
              Land basis                        911,000          1,799,000
              Other                              30,000             31,000
                                         --------------      -------------
                                            100,626,000       101,232,000
              Valuation allowance          (100,626,000)     (101,232,000)
                                         --------------      -------------
                                         $            0      $          0
                                         ==============      =============

         For all years presented, the valuation allowance has been provided on the total amount of the deferred tax asset due to the uncertainty of future taxable income necessary for realization of the deferred tax asset.

6.       PROVISION FOR LOSSES ON REAL ESTATE INVESTMENTS

         For the years ended December 31, 1999 and 1998, the Company recorded a loss of $365,000 and $425,000, respectively, due to the revaluation of the residential properties and the increase in estimates to build the recreation center at the Paradise Valley project. The loss for each year was determined by comparing the carrying value of the investment to its fair value less costs to sell based on offers the Company has received and sales of comparable real estate.

7.       EARNINGS PER SHARE

         Basic and diluted loss per share of Common Stock was calculated by dividing the net loss by the weighted average shares of Common Stock outstanding. The number of shares used to calculate basic and diluted loss per Common Share was 56,762,061, 32,577,357 and 10,000,000 for the years ending December 31, 2000, 1999 and 1998, respectively. The calculation of diluted loss per share does not include common stock equivalents of 1,186,000 and 49,647,893 for the years ending December 31, 2000 and 1998, respectively, which are antidilutive.

8.       COMMITMENTS AND CONTINGENCIES

         In accordance with the terms of a partnership agreement entered into in 1990 and amended in November 2000, a subsidiary of the company is required to maintain a minimum net worth of $1,000,000, which the subsidiary currently meets. The partners agreed on the minimum net worth requirement in connection with an indemnity agreement with a third party surety that has provided surety bonds for the construction of infrastructure in a development in La Quinta, California.

9.       RELATED PARTY TRANSACTIONS

         The Company has entered into the following related party transactions with Leucadia and LFC.

         (a) Development Agreement. As of August 14, 1998, the Company entered into a Development Management Agreement ("Development Agreement") with an indirect subsidiary of Leucadia that owns certain real property located in the City of San Marcos, County of San Diego, California, to develop a master-planned residential project on such property. The project, known as San Elijo Hills, is expected to be developed into a community of approximately 3,400 homes during the course of the decade. The Development Agreement provides that the Company will act as the development manager with responsibility for the overall management of the project, including arranging financing for the project, coordinating marketing and sales activity, and acting as the construction manager. The Development Agreement provides for the Company to receive a profit participation (as determined in accordance with the Development Agreement), and fee income for field overhead, project management and marketing services based on the revenues derived from the project. In 2000, the Company received $3,508,000 in fee income under the Development Agreement.

         (b) Otay Land Company, LLC. As of October 14, 1998, the Company and Leucadia formed Otay Land Company. The Company has contributed $11,590,000 as capital and Leucadia has contributed $10,000,000 as a preferred capital interest. The Company is the manager of Otay Land Company. Otay Land Company has acquired, for approximately $19,500,000, approximately 4,800 acres of land, which is part of a 22,900 acre project located south of San Diego, California, known as Otay Ranch.

         All distributions by Otay Land Company shall be distributed to the Company and Leucadia in the following order of priority: (i) to pay Leucadia an annual minimum cumulative preferred return of 10% on all preferred capital contributed by Leucadia; (ii) to pay Leucadia an annual cumulative preferred return of 2% on all preferred capital provided by Leucadia, but payable only out of and to the extent there are profits; (iii) to repay all preferred capital provided by Leucadia; and (iv) any remaining funds are to be distributed to the Company.

         Leucadia's preferred capital interest and cumulative preferred return is reflected as minority interest in the consolidated balance sheets.

         (c) Administrative Services Agreement. Pursuant to administrative services agreements, LFC provides administrative services to the Company, including providing the services of one of the Company's executive officers. Administrative fees paid to LFC in 2000, 1999 and 1998 were $255,000, $296,000 and $138,000, respectively. The current administrative services agreement extends through December 31, 2001.

         (d) The Company's corporate office is in part of an office building subleased from Leucadia for a monthly amount equal to its share of Leucadia's cost for such space and furniture. The agreement pursuant to which the space and furnishings are provided extends through February 28, 2005 (coterminous with Leucadia's occupancy of the space) and provides for a monthly rental of $19,000 effective March 1, 2001. In connection with these rentals, the Company paid $219,000 to Leucadia in 2000.

         (e) In March 2001, the Company entered into a $3,000,000 line of credit agreement with Leucadia. The line of credit matures in one year unless renewed. Loans outstanding under this line of credit bear interest at 10% per year. As of March 13, 2001, no amounts were outstanding under this facility.

10.      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's material financial instruments include cash and cash equivalents, restricted cash and notes payable. In all cases, the carrying amount of such financial instruments approximates their fair values. In cases where quoted market prices are not available, fair values are based on estimates using present value techniques.

11.      SELECTED QUARTERLY FINANCIAL DATA (unaudited)

                                               First             Second             Third          Fourth
                                              Quarter            Quarter           Quarter         Quarter
                                              -------            -------           -------         -------
                                                        (In thousands, except per share amounts)
Sales of residential properties            $      -           $       1,575      $     -            $  -
                                           =============      =============      =============      ======
Marketing, field overhead
  and management service fee
  income                                   $         878      $         260      $         944      $1,426
                                           =============      =============      =============      ======
Income (loss) from operations              $        (691)     $      (1,272)     $        (901)     $  193
                                           =============      =============      =============      ======
Net income (loss)                          $        (875)     $      (1,450)     $      (1,100)     $   16
                                           =============      =============      =============      ======
Basic income (loss) per common share       $       (0.02)     $       (0.03)     $       (0.02)     $ 0.00
                                           =============      =============      =============      ======
Diluted income (loss) per common share     $       (0.02)     $       (0.03)     $       (0.02)     $ 0.00
                                           =============      =============      =============      ======


In 2000, the total of quarterly per share amounts does not necessarily equal the annual per share amount.

                        ANNUAL MEETING OF STOCKHOLDERS of

                               HOMEFED CORPORATION

                                  July 10, 2001

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET.
--------------------

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.


                                                  -----------------------------
YOUR CONTROL NUMBER IS              [graphic]
                                                  -----------------------------



                 Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

                                      PROXY

                               HOMEFED CORPORATION

    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                    STOCKHOLDERS, JULY 10, 2001 AT 1:30 P.M.

                  The undersigned stockholder of HomeFed Corporation (the "Company") hereby appoints Paul J. Borden, Erin Ruhe and Corinne A. Maki and each of them, as attorneys and proxies (the `Proxies"), with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at Grand Pacific Palisades Resort and Hotel, 5805 Armada Drive, Carlsbad, California 92008, the Grand Ballroom, on July 10, 2001 at 1:30 p.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

                  Receipt of the Notice of Annual Meeting of Stockholders, dated June 20, 2001, the Proxy Statement furnished therewith, and a copy of the Annual Report to Stockholders for the year ended December 31, 2000 is hereby acknowledged.

                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND PURSUANT TO ITEM 3.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders

                               HOMEFED CORPORATION

                                  July 10, 2001

       [Graphic] Please Detach and Mail in the Envelope Provided [Graphic]

--------------------------------------------------------------------------------
[X]      Please mark your votes as in this example


Item 1.  Election of Directors.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

FOR all nominees listed on the    WITHHOLD authority to vote for all    NOMINEES:
right (except as marked to the    nominees listed to the right.
contrary below).                                                        PATRICK D. BIENVENUE
                                                                        PAUL J. BORDEN
                                                                        TIMOTHY M. CONSIDINE
       [ ]                                   [ ]                        IAN M. CUMMING
                                                                        MICHAEL A. LOBATZ
                                                                        JOSEPH S. STEINBERG


(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

____________________________________________


Item 2. Ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for 2001.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH RATIFICATION

       FOR            AGAINST           ABSTAIN

       [ ]              [ ]               [ ]

Item 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented to the meeting or any adjournments thereof.

Please sign and date this Proxy where shown below and return it promptly. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.
(Signature) _____________ (Signature if held jointly) ________________ Date: ______________, 2001


NOTE: THE SIGNATURE SHOULD AGREE WITH THE NAME ON YOUR STOCK CERTIFICATE. IF
ACTING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., YOU SHOULD
SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL
CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH
STOCKHOLDER SHOULD SIGN.





                                       2